UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

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CarMax, Inc.
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Dear Fellow CarMax Shareholders:

I am pleased to invite you to attend the 2016 annual meeting of CarMax, Inc. shareholders, which will be held on Tuesday, June 28, 2016, in Richmond, Virginia. The attached notice of annual meeting and proxy statement are your guides to the meeting.

We have taken key actions this year to highlight our ongoing commitment to strong governance standards. In December 2015, our board adopted proxy access, which provides eligible CarMax shareholders a process for nominating director candidates to be included in CarMax’s proxy materials. We believe this action, which was carefully structured to serve the best interests of all shareholders, is responsive to shareholder concerns and supports shareholder value.
Another important step we’ve taken is to add independent director Alan B. Colberg to our board of directors. His experience will bring valuable insights to our business and support our strong commitments to growth and customer service. Our proxy statement includes more information about Mr. Colberg and our continuing directors, each of whom is nominated for election at the 2016 annual meeting.
We are once again providing live audio coverage of the annual meeting from the CarMax investor relations website at investors.carmax.com. A replay of the annual meeting will be available on this website after the meeting. We hope that this will allow those of you who are unable to attend the meeting in person to hear management discuss this year’s results.

We also are pleased to furnish proxy materials to shareholders primarily over the internet. On or about May 6, 2016, we mailed our shareholders a Notice of Internet Availability containing instructions on how to access our proxy statement and annual report and to vote online. Internet distribution of our proxy materials expedites receipt by shareholders, lowers the cost of the annual meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

Whether or not you will be attending the annual meeting, your vote is very important to us. I encourage you to cast your ballot by internet, by telephone, by mail (if you request a paper copy) or in person at the annual meeting.

On behalf of the Board of Directors, I would like to thank you for your continued trust in CarMax. I look forward to seeing you at the annual meeting.

Sincerely,

William R. Tiefel
Chairman of the Board of Directors
May 6, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

When:	Tuesday, June 28, 2016, at 1:00 p.m. Eastern Time
Where:	Hilton Richmond Hotel, Short Pump 12042 West Broad Street Richmond, VA 23233
Items of Business:	(1)	To elect the eleven directors named in the proxy statement to our Board of Directors.
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.
	(3)	To vote on an advisory resolution to approve the compensation of our named executive officers.
	(4)	To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.
	(5)	To vote on the shareholder proposal for a report on political contributions, if properly presented at the meeting.
	(6)	To transact any other business that may properly come before the annual meeting or any postponements or adjournments thereof.
Who May Vote:	You may vote if you owned CarMax common stock at the close of business on April 22, 2016.

By order of the Board of Directors,

Eric M. Margolin
Executive Vice President,
General Counsel and Corporate Secretary
May 6, 2016

Potential Payments Upon Termination or Change-in-Control	46
DIRECTOR COMPENSATION	51
PROPOSAL FOUR: APPROVAL OF AMENDED AND RESTATED INCENTIVE PLAN	53
PROPOSAL FIVE: SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS	62
CARMAX SHARE OWNERSHIP	65
GENERAL INFORMATION	67

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information, please review this entire proxy statement and CarMax’s Annual Report on Form 10-K for the year ended February 29, 2016.

Fiscal 2016 Results

We achieved solid revenue and net earnings growth for fiscal 2016. Annual highlights included the following:

Store Growth	We opened 14 stores in fiscal 2016. In fiscal 2017, we plan to open 15 stores. In fiscal 2018, we plan to open between 13 and 16 stores.
Revenues/Earnings	We achieved top and bottom-line growth. Net sales and operating revenues increased 6.2%, to a record of $15.15 billion. Net earnings rose 4.4%, to a record of $623.4 million.
Units	Total used unit sales increased 6.5% and comparable store used unit sales increased 2.4%. Total wholesale unit sales increased 4.9%.
CarMax Auto Finance	CarMax Auto Finance (“CAF”) finished the year with income of $392.0 million, an increase of 6.7% over the prior year.
Share Repurchases	We continued our share repurchase program in fiscal 2016, buying back 16.3 million shares with a market value of $971.2 million.
Twelfth Year on Fortune “Best Companies” List	We were named by Fortune magazine as one of its “100 Best Companies to Work For” for the twelfth year in a row.

Corporate Governance Highlights

PROXY ACCESS

In 2015, our board of directors proactively adopted proxy access amendments to our bylaws, enabling eligible CarMax shareholders to have their own director nominee included in the Company’s proxy materials along with candidates nominated by our board.

KEY GOVERNANCE POLICIES

● Annual election of all directors	● Majority voting for directors
● Substantial majority of directors are independent (10 of 11)	● Independent Board Chair
● Board oversight of risk management program	● Annual “say on pay” vote
● Shareholder rights plan expired in 2012 and was not renewed

Annual Meeting of Shareholders

When	Tuesday, June 28, 2016, at 1:00 p.m., Eastern Time
Where	Hilton Richmond Hotel, Short Pump 12042 West Broad Street Richmond, VA 23233
Who May Attend	All shareholders as of the record date may attend the meeting.
Record Date	April 22, 2016
Live Audio Webcast	Available at investors.carmax.com

Voting Matters and Board Recommendations

Agenda Item		Board Recommendation	Page of Proxy Statement

1.	Election of Eleven Directors	FOR each Director nominee	6
2.	Ratification of Auditors	FOR	20
3.	Advisory Approval of Executive Compensation	FOR	23
4.	Approval of Amended and Restated Stock Incentive Plan	FOR	53
5.	Shareholder Proposal for a Report on Political Contributions	AGAINST	62

Proposal One:
Election of Directors

We are asking you to vote “FOR” the following candidates for election to our Board of Directors.

Nominee	Age	Director Since	Independent	Principal Occupation	Committee Membership
Ronald E. Blaylock	56	2007	Yes	Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund	Compensation and Personnel
Alan B. Colberg	54	2015	Yes	President and Chief Executive Officer of Assurant, Inc.	Audit Committee
Thomas J. Folliard	51	2006	No	Chief Executive Officer of CarMax, Inc.	N/A

Rakesh Gangwal	62	2011	Yes	Former Chief Executive Officer of US Airways Group, Inc. and Worldspan Technologies, Inc., a provider of information technology services to the travel industry	Nominating and Governance
Jeffrey E. Garten	69	2002	Yes	Chairman of Garten Rothkopf, an international consulting firm	Nominating and Governance
Shira Goodman	55	2007	Yes	President, North American Operations of Staples, Inc.	Compensation and Personnel
W. Robert Grafton	75	2003	Yes	Retired Managing Partner-Chief Executive, Andersen Worldwide S.C.	Compensation and Personnel
Edgar H. Grubb	76	2007	Yes	Retired Executive Vice President and Chief Financial Officer of Transamerica Corporation, a leading insurance and financial services company	Nominating and Governance
Marcella Shinder	49	2015	Yes	Chief Marketing Officer of Nielsen Holdings plc, a leading global performance management company	Audit
Mitchell D. Steenrod	49	2011	Yes	Senior Vice President and Chief Financial Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers and truck stops	Audit
William R. Tiefel	82	2002	Yes	Chairman of the Board of CarMax, Inc., retired Vice Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, LLC	None

Proposal Two:
Ratification of Auditors

We are asking you to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as our independent auditors for fiscal 2017. The following table summarizes the fees billed by KPMG for fiscal 2016 and 2015.

	Audit Fees	Audit-Related Fees	Tax Fees	Other Fees	Total Fees
Fiscal 2016	$1,591,134	$424,000	$266,822	$—	$2,281,956
Fiscal 2015	$1,459,600	$387,000	$346,900	$465,000	$2,658,500
Proposal Three:
Executive Compensation

We are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. At our last two annual meetings, a significant majority of our shareholders supported our executive compensation program, with more than 97% and 91% of votes cast in 2015 and 2014, respectively, voting in favor of our program.

We strive to tie pay to performance. The following chart illustrates the relationship over the last three fiscal years between our net earnings and the total direct compensation (base salary, annual incentive bonus and long-term equity grants) paid to our Chief Executive Officer (“CEO”), as reported in our proxy statements.

Net Earnings and CEO Total Direct Compensation

We also strive to align the interests of our executives with the interests of our shareholders. The following charts illustrate how most of our CEO’s total direct compensation paid in fiscal 2016 was composed of our annual incentive bonus and long-term equity and how most of that performance-based compensation was tied to our long-term performance.

CEO Total Direct Compensation	CEO Performance-Based Compensation

You will find additional information on our executive compensation program beginning on page 24. This information includes a chart on page 25 describing changes we made to the compensation of our named executive officers in fiscal 2016.

Proposal Four:
Approval of Amended and Restated Stock Incentive Plan

We are asking that you approve amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 5,000,000 shares, (b) establish an annual limit on the total value of cash fees and equity compensation each non-employee director may receive, (c) extend the termination date of the Stock Incentive Plan from June 25, 2022 to June 28, 2026 and (d) otherwise approve the Stock Incentive Plan with these amendments.

You will find additional information regarding the Stock Incentive Plan and the proposed amendments beginning on page 53.
Proposal Five:
Shareholder Proposal for a Report on Political Contributions

The Board recommends a vote against this proposal, which would require that CarMax make certain political contribution disclosures. CarMax’s political contributions, while purposeful, are limited in amount; subject to the CarMax Corporate Political Contribution Policy and Board committee oversight; and already disclosed as required under state contribution disclosure laws. The Board believes that adoption of the shareholder proposal is both unnecessary and not in the best interest of shareholders.
Next Year’s Annual Meeting

Expected Date of 2017 Annual Meeting	June 26, 2017
Deadline for Shareholder Proposals	January 6, 2017

PROPOSAL ONE: ELECTION OF DIRECTORS

We are asking you to vote for the election of the eleven director nominees listed on the following pages. Our Board has nominated these individuals at the recommendation of our independent Nominating and Governance Committee. The Committee based its recommendation on, among other things, the results of an annual Board and peer evaluation process, as well as the integrity, experience and skills of each nominee. All of the nominees are current directors who were elected by shareholders at our 2015 annual meeting, except Mr. Colberg, who joined the Board in October 2015.

Our Board is declassified. This means that each director stands for election for a one-year term every year.
We appointed Mr. Colberg to the Board after conducting an extensive search for a director with, among other qualities, executive experience. The search was led by our Nominating and Governance Committee with the assistance of an outside search firm, which first brought Mr. Colberg to the Committee’s attention.

Our Board is declassified. Accordingly, each of our directors is standing for election to hold office until our 2017 annual meeting of shareholders.

Each nominee must receive a majority of the votes cast.
CarMax uses a majority vote standard for the election of directors. This means that to be elected in uncontested elections, each nominee must be approved by the affirmative vote of a majority of the votes cast.

Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the Board nominates one.

The following pages include information about the nominees. This information includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a CarMax director.

The Board recommends a vote FOR each of the nominees.

Ronald E. Blaylock Director since: 2007 Age: 56 Independent	Alan B. Colberg Director since: 2015 Age: 54 Independent
MR. BLAYLOCK is the founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund focused on industrial business-to-business companies. Prior to founding GenNx360 in 2006, Mr. Blaylock was chief executive officer of Blaylock & Company, a full-service investment banking firm that he founded in 1993. Previously, Mr. Blaylock held senior management positions with PaineWebber and Citigroup.

MR. COLBERG has been the President, Chief Executive Officer and Director of Assurant, Inc., a provider of diverse insurance products and related services, since 2015.  Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. He was named Assurant’s President in 2014. Previously, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding Bain’s Atlanta office in 1996 and heading it until 2011. He also served as Bain’s global practice leader for financial services.

Other Current Directorships	Other Current Directorships
Radio One, Inc. and W. R. Berkley Corporation.	Assurant, Inc.
Other Directorships within Past 5 Years	Other Directorships within Past 5 Years
None.	None.
Qualifications	Qualifications
Mr. Blaylock’s experience managing two successful investment enterprises, as well as his considerable finance experience, qualify him to serve on our Board. Mr. Blaylock’s years of relevant experience growing companies and serving on other public company boards enable him to provide additional insight to our Board.

Mr. Colberg’s chief executive experience at Assurant and senior leadership experience in the financial services, insurance and consulting industries qualify him to serve on our Board. Further, Mr. Colberg’s extensive background in corporate strategy and finance enables him to provide additional insight to our Board and its committees.

Thomas J. Folliard Director since: 2006 Age: 51	Rakesh Gangwal Director since: 2011 Age: 62 Independent
MR. FOLLIARD is the Chief Executive Officer of CarMax and was the President and Chief Executive Officer of CarMax from 2006 until February 2016. He joined CarMax in 1993 as senior buyer and became director of purchasing in 1994. Mr. Folliard was promoted to vice president of merchandising in 1996, senior vice president of store operations in 2000, executive vice president of store operations in 2001 and president and chief executive officer in 2006.

MR. GANGWAL is the former Chief Executive Officer of US Airways Group, Inc. and Worldspan Technologies, Inc. From 2003 to 2007, Mr. Gangwal served as chairman, president and chief executive officer of Worldspan Technologies, Inc., a provider of travel and information technology services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity and consulting projects. From 1998 until his resignation in 2001, Mr. Gangwal served as president and chief executive officer of US Airways Group, Inc. and US Airways, Inc. and from 1996 to 1998, he was the president and chief operating officer of US Airways Group. He is a co-founder of IndiGo, India’s largest low-fare airline.

Other Current Directorships	Other Current Directorships
PulteGroup, Inc. and DAVIDsTEA, Inc.	Office Depot, Inc. and InterGlobe Aviation Limited (IndiGo)
Other Directorships within Past 5 Years	Other Directorships within Past 5 Years
None.	PetSmart, Inc. (2005-2015) and OfficeMax Incorporated (1998-2013).
Qualifications	Qualifications
As the chief executive of CarMax, Mr. Folliard leads the Company’s day-to-day operations and is responsible for establishing and executing the Company’s strategic plans. His significant experience in the auto retail industry, his tenure with CarMax and his motivational leadership of more than 22,000 CarMax associates qualify him to serve on our Board.

Mr. Gangwal’s experience as a chief executive officer, as well as his extensive background in corporate strategy, operations and technology management, qualify him to serve on our Board. Mr. Gangwal’s service as a board member of publicly traded retail companies further qualifies him to serve on our Board.

Jeffrey E. Garten Director since: 2002 Age: 69 Independent	Shira Goodman Director since: 2007 Age: 55 Independent
MR. GARTEN has been chairman of Garten Rothkopf, an international consulting firm, since 2005. He was the Juan Trippe Professor in the Practice of International Trade, Finance and Business at the Yale School of Management from 2005 to 2015 and the Dean of the Yale School of Management from 1995 to 2005. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a member of the board of overseers of the International Rescue Committee.

MS. GOODMAN has been the President, North American Operations of Staples, Inc., the world’s leading online, delivery and retail seller of business products, since February 2016. In her current position, she leads all of Staples’ U.S. and Canadian business units. Ms. Goodman joined Staples in 1992 and has held a variety of positions of increasing responsibility in general management, marketing and human resources, including serving as executive vice president, marketing from 2001 to 2009, executive vice president, human resources from 2009 to 2012, executive vice president, global growth from 2012 to 2014, and president, North American Commercial from 2014 to 2016. From 1986 to 1992, Ms. Goodman worked at Bain & Company in project design, client relationships and case team management.

Other Current Directorships	Other Current Directorships
Aetna Inc. and certain mutual funds of Credit Suisse Asset Management.	None.
Other Directorships within Past 5 Years	Other Directorships within Past 5 Years
Served on the board of managers of Standard & Poor’s LLC, a division of The McGraw-Hill Companies (2012-2015).	None.
Qualifications	Qualifications
Mr. Garten’s record as a distinguished business scholar and teacher, as well as his years of government service, investment banking work and service to other significant boards of directors, qualify him to serve on our Board. His appreciation of corporate governance, as well as his tenure as a CarMax Board member, provide wisdom, continuity and value to our Board.

Ms. Goodman has proven business acumen, having served in various leadership positions at an internationally renowned retailer. Ms. Goodman’s experiences in retail marketing, sales force management, human resources, and business growth at the world’s largest office products company all qualify her to serve on our Board. In her current position, Ms. Goodman is responsible for leading Staples business units that reported $18 billion in sales in its most recent fiscal year.

W. Robert Grafton Director since: 2003 Age: 75 Independent	Edgar H. Grubb Director since: 2007 Age: 76 Independent
MR. GRAFTON is the retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a retired certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000.

MR. GRUBB is the retired Executive Vice President and Chief Financial Officer of Transamerica Corporation, a leading insurance and financial services company. He joined Transamerica in 1989, became executive vice president in 1993 and retired in 1999. From 1986 to 1989, he was the senior vice president and chief financial officer of Lucky Stores, Inc.

Other Current Directorships	Other Current Directorships
None.
CSAA Insurance Group, an AAA affiliate providing auto and property coverage to AAA members in 23 states (where Mr. Grubb is a former chairman of the board) and Auto Club Partners, Inc., an affiliation of seven AAA clubs representing over 12 million members in the United States.

Other Directorships within Past 5 Years	Other Directorships within Past 5 Years
DiamondRock Hospitality Company (2004-2016) and SRA International, Inc. (2010-2011).	None.
Qualifications	Qualifications
Mr. Grafton’s extensive management and accounting experience, as well as his role as the chief executive of an international audit and consulting firm with more than 100,000 employees, qualify him to serve on our Board. His experience on other public company compensation committees and his years of service as a CarMax director provide significant and consistent leadership.

With extensive experience as the chief financial officer of a public company, Mr. Grubb provides CarMax with his comprehensive understanding of the complex financial and operational issues that public companies confront. His financial acumen, as well as his demonstrated leadership capabilities, qualify him to serve on our Board.

Marcella Shinder Director since: 2015 Age: 49 Independent	Mitchell D. Steenrod Director since: 2011 Age: 49 Independent
MS. SHINDER is the Chief Marketing Officer of Nielsen Holdings plc, a leading global performance management company. Prior to joining Nielsen in 2011, Ms. Shinder was with American Express, serving in a variety of executive roles including head of global marketing, head of brand management and social media, and general manager, small business charge cards, American Express OPEN.

MR. STEENROD has been the Senior Vice President and Chief Financial Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers and truck stops, since 2004. Mr. Steenrod joined Pilot Travel Centers in 2001 as controller and treasurer. In 2004, he was promoted to senior vice president and chief financial officer. Previously, he spent 12 years with Marathon Oil Company and Marathon Ashland Petroleum LLC in a variety of positions of increasing responsibility in accounting, general management and marketing.

Other Current Directorships	Other Current Directorships
None.	None.
Other Directorships within Past 5 Years	Other Directorships within Past 5 Years
None.	None.
Qualifications	Qualifications
Ms. Shinder’s experience as the chief marketing officer of a leading performance management company focused on consumer analytics qualifies her to serve on our Board. Further, Ms. Shinder’s deep experience with social media, digital marketing and branding enable her to provide additional insight to our Board and its committees.

Mr. Steenrod’s extensive retail industry and operational experience as well as his experience implementing successful growth strategies, including growing Pilot Travel Centers from more than 200 travel centers to over 500 branded locations over a span of 10 years, qualify him to serve on our Board. Additionally, Mr. Steenrod’s extensive financial and accounting experience, including his years of experience as a chief financial officer, strengthens our Board through his understanding of accounting principles, financial reporting rules and regulations, and internal controls.

William R. Tiefel Director since: 2002 Age: 82 Independent

MR. TIEFEL has been the Chairman of the Board of CarMax since 2007. He is also the retired Vice Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, LLC since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1992 and vice chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998.

Other Current Directorships
None.
Other Directorships within Past 5 Years
Lydian Private Bank (2005-2011). In September 2010, Lydian Private Bank became a party to a publicly available Office of Thrift Supervision Order to Cease and Desist regarding its banking practices.
Qualifications

Mr. Tiefel’s vast leadership experience with a customer-focused, service-oriented lodging and hospitality enterprise qualify him to serve on our Board. His considerable management roles have been valuable to the Board not only as a director, but also as the Board’s chairman. His steady leadership, as well as his tenure both as a director and as Chairman, provide continuity and value to our Board.

CORPORATE GOVERNANCE

CarMax is committed to good corporate governance. In this section of the proxy statement we describe our governance policies and practices and the role our Board plays in shaping them.

Overview

Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act, our articles of incorporation and our bylaws. The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee.

The Board and its committees direct our governance practices. The Board has made significant changes to those practices in recent years in response to shareholder feedback and based on evolving practices and the Board’s independent judgment.

We adopted a proxy access right for our shareholders in 2015
Most recently, in December 2015, the Board acted to adopt a proxy access right for eligible CarMax shareholders. Although CarMax did not receive any shareholder proposals or requests to adopt proxy access, the Board determined proxy access to be in the best interest of CarMax shareholders and proceeded to adopt the right. Additional information concerning the proxy access right and shareholder eligibility can be found on page 17.

The adoption of proxy access demonstrated the Board’s continued interest in adopting meaningful shareholder focused changes. In 2011, the Board approved a majority vote standard for the election of directors. In 2012, the Board allowed CarMax’s shareholder rights plan to expire without renewal. In 2013, we declassified our Board and established annual elections for all directors. In 2014, we adopted a mandatory director retirement policy providing that directors, with limited exceptions, may not stand for reelection after reaching age 76.

These changes supplement longstanding good governance practices, such as maintaining independent Board leadership and a largely independent Board (10 of 11 directors).

The Board has approved documents that memorialize our governance standards and practices. These documents include our bylaws, our corporate governance guidelines and a code of business conduct. These documents, each of which is described below, are available under the “Corporate Governance” link at investors.carmax.com.

Bylaws	Our bylaws regulate the corporate affairs of CarMax. They include provisions relating to shareholder meetings, voting, the nomination of directors and the proxy access right.
Corporate Governance Guidelines
Our corporate governance guidelines set forth the Board’s practices with respect to its responsibilities, qualifications, performance, access to management and independent advisors, compensation, continuing education, and management evaluation and succession. The guidelines also include director stock ownership requirements.

Code of Business Conduct
Our code of business conduct is a cornerstone of our compliance and ethics program. It applies to all CarMax associates and Board members. It includes provisions relating to honest and ethical conduct, compliance with laws, the handling of confidential information and diversity. It explains how to use our associate help line and related website, both of which allow associates to report misconduct anonymously. It also describes our zero-tolerance policy on retaliation for making such reports.

Any amendment to, or waiver from, a provision of this code for our directors or executive officers will be promptly disclosed under the “Corporate Governance” link at investors.carmax.com.

We will send you a printed copy of any of these documents, without charge, upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Independence

Our Board, in consultation with the Nominating and Governance Committee, evaluates the independence of our directors at least annually. The most recent evaluation took place in April 2016. During this evaluation, the Board considered transactions between the directors (and their immediate family members) and the Company and its affiliates. The Board determined that all of our non-employee directors (Mses. Goodman and Shinder and Messrs. Blaylock, Colberg, Gangwal, Garten, Grafton, Grubb, Steenrod and Tiefel) are independent under the listing standards of the New York Stock Exchange (“NYSE”). Mr. Folliard is not independent because he is an executive officer of CarMax.

In assessing independence, the Board considered transactions not just between CarMax and the individual directors themselves (and their immediate family members), but also between CarMax and entities associated with the directors or their immediate family members. The Board’s review included the following transactions:

▪
Ms. Goodman is an officer of Staples, Inc. CarMax purchased goods and services from Staples, Inc. in the ordinary course of business in fiscal 2016. The amount that CarMax paid to Staples, Inc. in each of the last three fiscal years did not exceed the greater of $1 million or 2% of the total revenue of Staples, Inc. in each year.

▪
Each of Messrs. Blaylock, Gangwal and Garten are non-employee directors of companies that did business with CarMax in fiscal 2016. These companies are, respectively, RadioOne, Inc., Office Depot, Inc. and Aetna Inc. In addition, Mr. Gangwal was formerly a non-employee director of OfficeMax Incorporated, which did business with CarMax in fiscal 2016. All of these business relationships involved the supply of goods or services to CarMax in the ordinary course of business.

The Board determined that none of the relationships it considered impaired the independence of the non-employee directors.

Board Leadership Structure

CarMax has historically split the roles of CEO and Board chairman. Mr. Folliard has been our CEO since 2006, while Mr. Tiefel, a director since 2002, has served as the independent chairman of the Board since 2007. As our Board chairman, Mr. Tiefel is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings, presiding over executive sessions of the independent directors, and assisting management in representing CarMax to external groups as needed and as determined by the Board.

Mr. Folliard oversees the day-to-day affairs of CarMax and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for CarMax because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our chairman to direct the business of the Board. The Board periodically reviews this structure and elects its chairman annually.

Our Board recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of chairman and CEO should be separate or combined, which maintains flexibility based on CarMax’s needs and the Board’s assessment of the Company’s leadership. Our corporate governance guidelines provide that in the event the CEO is elected chairman, the Board will appoint a lead independent director to serve in accordance with the Company’s Lead Independent Director Job Description. In February 2016, the Company announced that Mr. Folliard expected to retire by the end of calendar year 2016. The Board expects to appoint Mr. Folliard as non-executive chairman of the Board following his retirement.

Board Committees

The Board has three standing committees: Audit, Compensation and Personnel, and Nominating and Governance. Each committee is composed solely of independent directors as that term is defined in applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE.

Each committee is composed solely of independent directors.
In addition, all members of the Compensation and Personnel Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Corporate Governance” link at investors.carmax.com or upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

The table below summarizes the responsibilities of the three committees.

Committee	Current Members	Responsibilities
Audit	Mitchell D. Steenrod (Chair) Alan B. Colberg Marcella Shinder
The Audit Committee assists in the Board’s oversight of:

▪     the integrity of our financial statements;
▪     our compliance with legal and regulatory requirements;
▪     the independent auditors’ qualifications, performance and independence; and
▪     the performance of our internal audit function.

The Audit Committee retains and approves all fees paid to the independent auditors, who report directly to the Committee. Each member of the Audit Committee is financially literate, with Messrs. Colberg and Steenrod considered audit committee financial experts under the standards of the NYSE and the SEC.

The Audit Committee’s report to shareholders can be found on page 21.

Compensation and Personnel	W. Robert Grafton (Chair) Ronald E. Blaylock Shira Goodman
The Compensation and Personnel Committee assists in the Board’s oversight of:

▪     our executive compensation philosophy;
▪     our executive and director compensation programs, including related risks;
▪     salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers, including any severance agreements; and
▪     the administration of our incentive compensation plans and all equity-based plans.

The Compensation and Personnel Committee has sole authority to retain and terminate its independent compensation consultant, as well as to approve the consultant’s fees.

The Compensation and Personnel Committee’s report to shareholders can be found on page 37.

Nominating and Governance	Edgar H. Grubb (Chair) Rakesh Gangwal Jeffrey E. Garten
The Nominating and Governance Committee assists in the Board’s oversight of:

▪    Board organization and membership, including by identifying individuals qualified to become members of the Board, considering director nominees submitted by shareholders, and recommending director nominees to the Board;
▪    management succession planning, including for our CEO; and
▪ our corporate governance guidelines.

Board and Committee Meetings

During fiscal 2016, our Board met five times and our Board committees met a combined 24 times. Each director attended 88% or more of the total number of meetings of the Board and the committees on which he or she served. The average attendance of all directors in fiscal 2016 was 99%. We expect our directors to attend the annual meeting of shareholders and all of our directors at the time of the 2015 annual meeting of shareholders did so.

Our independent directors meet in executive session, without management present, at least once during each regularly scheduled Board meeting. As independent chairman, Mr. Tiefel presides over these executive sessions.

The table below lists the number of Board and committee meetings in fiscal 2016 and discloses each director’s attendance.

Director	Board	Audit	Compensation and Personnel	Nominating and Governance
Ronald E. Blaylock	5	—	5	—
Alan B. Colberg(a)	2	3	—	—
Thomas J. Folliard	5	—	—	—
Rakesh Gangwal	5	—	—	7
Jeffrey E. Garten	5	—	—	7
Shira Goodman	5	—	5	—
W. Robert Grafton(b)	5	9	1*	—
Edgar H. Grubb	5	—	—	7*
Marcella Shinder	5	11	—	—
Mitchell D. Steenrod(c)	5	12*	—	—
Thomas G. Stemberg(d)	2	—	3	—
William R. Tiefel(e)	5*	10	—	—
TOTAL MEETINGS	5	12	5	7
* Chairman

(a)	Mr. Colberg was elected to the Board on October 21, 2015.

(b)	Mr. Grafton was appointed chair of the Compensation and Personnel Committee on October 30, 2015 and concurrently stepped down as chair and as a member of the Audit Committee.

(c)	Mr. Steenrod was appointed chair of the Audit Committee on October 30, 2015.

(d)	Mr. Stemberg served as a director until his passing on October 23, 2015.

(e)	Mr. Tiefel stepped down from his seat on the Audit Committee following the January 26, 2016 meeting.

Selection of Directors

CRITERIA

The Board and the Nominating and Governance Committee believe that the Board should include directors with diverse backgrounds and that directors should have, at a minimum, high integrity, sound judgment and significant experience or skills that will benefit the Company.

We believe our Board should include directors with diverse backgrounds.
In addition, the Committee takes into account a number of factors in assessing director nominees, including the current size of the Board, the particular challenges facing CarMax, the Board’s need for specific skills or perspectives, and the nominee’s character, reputation, experience, independence from management and ability to devote the requisite time.

Although we do not have a written policy with respect to the consideration of diversity in identifying director nominees, we consider and value diversity in our director selection process. Our code of business conduct defines diversity as the celebration of all people and their individual talents and the embracing of new ideas and new ways of thinking to maximize the potential of the overall organization. Through its consideration of the factors listed above, the Nominating and Governance Committee seeks directors with diverse backgrounds to maximize the potential of the Board. We believe that the diverse backgrounds and experiences of our current directors demonstrate the Committee’s success.

PROCESS

The Nominating and Governance Committee screens and recommends candidates for nomination by the Board. The Committee may consider input from several sources, including Board members, shareholders, outside search firms, and management. The

Committee evaluates candidates in the same manner regardless of the source of the recommendation, using the criteria summarized above. Shareholders may send their recommendations for director candidates to the attention of our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

In 2015, our board of directors adopted proxy access amendments to our bylaws, enabling eligible CarMax shareholders to have their own director nominee included in the Company’s proxy materials along with candidates nominated by our board. Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in our bylaws. Shareholders who wish to include director nominations in our proxy statement or nominate directors directly at an annual meeting must follow the instructions under “Shareholder Proposal Information” on page 70.

EVALUATION AND REFRESHMENT

In connection with the annual election of directors and at other times throughout the year, the Nominating and Governance Committee considers whether our Board has the right mix of skills and experience to meet the challenges facing CarMax. One of the processes that assists the Committee in its consideration is our Board’s annual evaluation process. The Board and each of its committees conducts a self-evaluation. In addition, the Chairman and the Committee preside over a peer evaluation process in which each individual director evaluates each other director. The results of these evaluations assist the Committee in determining both whether to nominate incumbent directors for reelection and whether to search for additional directors.

As part of its consideration, the Committee reviews both the age and tenure of incumbent directors. The average age of our directors is 62 and their average tenure on our Board is 8.1 years. In fiscal 2015, the Board adopted a mandatory director retirement policy providing that directors may not stand for reelection after reaching age 76. The Board may waive this limitation in appropriate circumstances and there is a limited grandfather period for directors serving prior to the adoption of this policy.

Board’s Role in Succession Planning

The Board oversees the recruitment, development and retention of executive talent. As part of its oversight, the Board regularly reviews short- and long-term succession plans for the Chief Executive Officer and other senior management positions. In assessing possible CEO candidates, the independent directors identify the skills, experience and other attributes they believe are required to be an effective CEO in light of CarMax’s business strategies, opportunities and challenges.

On February 1, 2016, the Company announced that, as the culmination of a multi-year management succession plan overseen by the Board, the Board had promoted William D. Nash, formerly executive vice president, human resources and administrative services, to president of the Company. Mr. Folliard will continue as the Company’s chief executive officer until his retirement, expected to occur prior to the end of 2016, at which time it is anticipated that Mr. Nash will assume the role of CEO.

The Board also considers its own succession. In doing so, the Nominating and Governance Committee and the Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of skills, experience and attributes that would be beneficial to the Board’s oversight role.

Board’s Role in Risk Oversight

Our Board discharges its responsibility to oversee risks to CarMax through a risk governance framework designed to:

▪	identify critical risks;

▪	allocate responsibilities for overseeing those risks to the Board and its committees; and

▪	evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions and as part of CarMax’s business strategy. This consideration occurs in the ordinary course of the Board’s business and is not tied to any of the formal processes described below, although it is enhanced by those processes.

The following table describes the components of CarMax’s risk governance framework.

Assignment of Risk Categories to Board and its Committees
The Board has assigned oversight of certain key risk categories to either the full Board or one of its committees. For each category, management reports regularly to the Board or the assigned committee, as appropriate, describing CarMax’s strategies for monitoring, managing and mitigating risks that fall within that category.

Examples of the risk categories assigned to each committee and the full Board are described below. This list is not comprehensive and is subject to change:

	▪	Audit Committee: oversees risks related to financial reporting, compliance and ethics, information technology, and legal and regulatory issues.
	▪	Compensation and Personnel Committee: oversees risks related to human resources and compensation practices.
	▪	Nominating and Governance Committee: oversees risks related to government affairs and CarMax’s reputation.
	▪	Board: oversees risks related to the economy, competition, finance and strategy.
Enterprise Risk Management
Risk Committee: We have a management-level Risk Committee, which is chaired by Thomas W. Reedy, our Executive Vice President and Chief Financial Officer (“CFO”), and includes as members more than ten other associates from across CarMax. The Risk Committee meets periodically to identify and discuss the risks facing CarMax.

Board Reporting: The Risk Committee delivers biannual reports to the Board identifying the most significant risks facing the Company.
Board Oversight: On an annual basis, Mr. Reedy, on behalf of the Risk Committee, discusses our procedures for identifying significant risks with the Audit Committee.
Other Processes that Support Risk Oversight and Management
The Board oversees other processes that are not intended primarily to support enterprise risk management, but that assist the Company in identifying and controlling risk. These processes include our compliance and ethics program, our internal audit function, pre-filing review of SEC filings by our management-level disclosure committee, and the work of our independent auditors.

We believe that our Board leadership structure, discussed in detail beginning on page 14, supports the Board’s risk oversight function. Our independent chairman and committee chairs set their respective agendas and lead their respective meetings to ensure strong risk oversight, while our CEO and his management team are charged with managing risk.

Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy that applies to any transaction in which:

•	CarMax or one of its affiliates is a participant;

•	the amount involved exceeds $120,000; and

•
the related person involved in the transaction (whether a director, executive officer, owner of more than 5% of our common stock, or an immediate family member of any such person) has a direct or indirect material interest.

A copy of our policy is available under the “Corporate Governance” link at investors.carmax.com. The Audit Committee is responsible for applying the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules.

We did not have any related person transactions in fiscal 2016.	In reviewing related person transactions, the Audit Committee considers, among other things: • the related person’s relationship to CarMax; • the facts and circumstances of the proposed transaction;

•	the aggregate dollar amount involved in the transaction;

•	the related person’s interest in the transaction, including his or her position or relationship with, or ownership in, an entity that is a party to, or has an interest in, the transaction; and

•	the benefits to CarMax of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of CarMax and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We did not have any related person transactions in fiscal 2016.

Shareholder Communication with Directors

Shareholders or other interested parties wishing to contact the Board or any individual director may send correspondence to CarMax, Inc., c/o Corporate Secretary, 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, or may send an e-mail to chairman@carmax.com, which is monitored by Eric M. Margolin, our Corporate Secretary. Mr. Margolin will forward to the Board or appropriate Board member any correspondence that deals with the functions of the Board or its committees or any other matter that would be of interest to the Board. If the correspondence is unrelated to Board or shareholder matters, it will be forwarded to the appropriate department within the Company for further handling.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as CarMax’s independent registered public accounting firm for fiscal 2017. KPMG has served as our independent registered public accounting firm continuously since fiscal 2003 and has been appointed by the Audit Committee to continue as CarMax’s independent registered public accounting firm for fiscal 2017. The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as CarMax’s independent registered public accounting firm is in the best interests of CarMax and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit CarMax’s financial statements. The Audit Committee is also responsible for the audit fee negotiations associated with CarMax’s retention of KPMG. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG’s lead engagement partner and were directly involved in the selection of KPMG’s current lead engagement partner, whose period of service began in fiscal 2016. Furthermore, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Although we are not required to seek shareholder ratification, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of CarMax and its shareholders.

We expect that representatives of KPMG will attend the annual meeting. They will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board recommends a vote FOR Proposal Two.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of CarMax’s Board of Directors by providing oversight of the integrity of the Company’s financial statements, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the “Corporate Governance” link at investors.carmax.com. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal controls over financial reporting. KPMG, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of CarMax’s audited financial statements with generally accepted accounting principles and on the effectiveness of CarMax’s internal controls over financial reporting.

In this context, the Committee has met and held discussions with management, KPMG and the Company’s internal auditors, meeting 12 times in fiscal 2016. These meetings have included regular private sessions with each of KPMG and the Company’s head of internal audit, as well as regular private sessions with each of the Company’s Chief Financial Officer, Controller, and General Counsel and Chief Compliance Officer. Management represented to the Committee that the Company’s fiscal 2016 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the fiscal 2016 consolidated financial statements with management and KPMG.

The Committee has discussed with KPMG the matters required to be discussed by applicable auditing standards, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with KPMG the firm’s independence. The Audit Committee concluded that KPMG is independent from the Company and management.

In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016, for filing with the SEC.

AUDIT COMMITTEE

Mitchell D. Steenrod, Chairman
Alan B. Colberg
Marcella Shinder

AUDITOR FEES AND PRE-APPROVAL POLICY

Auditor Fees and Services

The following table sets forth fees billed by KPMG for fiscal 2016 and 2015.

	Years Ended February 29 and 28
Type of Fee	2016	2015
Audit Fees(a)	$1,591,134	$1,459,600
Audit-Related Fees(b)	424,000	387,000
Tax Fees(c)	266,822	346,900
All Other Fees(d)	—	465,000
TOTAL FEES	$2,281,956	$2,658,500

(a)
This category includes fees associated with the annual audit of CarMax’s consolidated financial statements and the audit of CarMax’s internal control over financial reporting. It also includes fees associated with quarterly reviews of CarMax’s unaudited consolidated financial statements.

(b)	This category includes fees associated with attestation services related to our asset-backed securitizations.

(c)	This category includes fees associated with tax compliance, consultation and planning services.

(d)	This category includes reimbursement of professional and administrative costs associated with a completed informal regulatory inquiry.

Approval of Auditor Fees and Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. The Committee typically pre-approves specific types of audit, audit-related and tax services, together with related fee estimates, on an annual basis. The Committee pre-approves all other services on an individual basis throughout the year as the need arises. The Committee has delegated to its chairman the authority to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement. Any such pre-approvals are reported to and ratified by the entire Committee at its next regular meeting.

All audit, audit-related and tax services in fiscal 2016 were pre-approved by the Audit Committee or pre-approved by the Chairman pursuant to his delegated authority and subsequently ratified by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of KPMG’s independence.

PROPOSAL THREE: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation and Personnel Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 24, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also encourage you to review the “Summary Compensation Table” and other compensation tables and narratives, found on pages 38 through 50.

We have adopted a policy providing for an annual “Say on Pay” vote. Accordingly, the next advisory vote on the compensation of our named executive officers will occur in 2017.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of CarMax, Inc. (the “Company”), as disclosed in the Company’s 2016 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.

The Board recommends a vote FOR Proposal Three.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Personnel Committee oversees an executive compensation program that is intended to drive the creation of long-term shareholder value. This section describes that program and details the compensation earned by our CEO and CFO and our three other most highly compensated executive officers . We refer to these five individuals, listed below, as our “named executive officers” or “NEOs”:

Thomas J. Folliard	Chief Executive Officer. Mr. Folliard joined CarMax in 1993 and served as President and Chief Executive Officer from 2006 to February 2016. He is also a member of our Board.
William D. Nash	President. Mr. Nash joined CarMax in 1997 and was promoted to his current position in February 2016.
Thomas W. Reedy	Executive Vice President and Chief Financial Officer. Mr. Reedy joined CarMax in 2003 and was promoted to his current position in 2012.
William C. Wood	Executive Vice President and Chief Operating Officer. Mr. Wood joined CarMax in 1993 and was promoted to his current position in February 2016.
Edwin J. Hill	Executive Vice President, Strategy and Business Transformation. Mr. Hill joined CarMax in 1995 and was promoted to his current position in 2016.

Executive Summary

FISCAL 2016 RESULTS

CarMax continued to deliver solid growth and performance in Fiscal 2016. Highlights of the year include the following:

▪	We opened 14 stores in fiscal 2016. In fiscal 2017, we plan to open 15 stores. In fiscal 2018, we plan to open between 13 and 16 stores.

▪	We achieved top and bottom-line growth, with record net sales and operating revenues of $15.15 billion and record net earnings of $623.4 million, increases of 6.2% and 4.4%, respectively.

▪	Total used unit sales increased 6.5%, comparable store used unit sales increased 2.4%, and total wholesale unit sales increased 4.9%.

▪	CAF income increased 6.7% to $392.0 million.

▪	We continued our share repurchase program, buying back 16.3 million shares with a market value of $971.2 million.

▪	We were named by Fortune magazine as one of its “100 Best Companies to Work For” for the twelfth year in a row.

MANAGEMENT SUCCESSION

As the culmination of a multi-year management succession plan, on February 1, 2016, Mr. Nash, formerly Executive Vice President, Human Resources and Administrative Services, was promoted to President of CarMax and Mr. Wood, formerly Executive Vice President, Stores, was promoted to Executive Vice President and Chief Operating Officer of CarMax.

Mr. Folliard will continue as CarMax’s Chief Executive Officer until his retirement, expected to occur prior to the end of 2016, at which time it is anticipated that Mr. Nash will assume the role of CEO. The Board expects to appoint Mr. Folliard as non-executive chairman of the Board following his retirement.

SUMMARY OF FISCAL 2016 COMPENSATION CHANGES

The following chart summarizes the key changes we made to the compensation of our named executive officers in fiscal 2016.

Compensation Category	Changes We Made in Fiscal 2016	Why We Made These Changes
Base Salary	5% increase for Mr. Folliard, 18.2% increase for Mr. Nash, 9.1% increase for Mr. Reedy and Mr. Wood, 5.0% increase for Mr. Hill
Based on individual performance in fiscal 2015 and to better align base salary among our executive vice presidents and with the 50th percentile of our blended peer/survey data. See pages 28 to 29 for more detail.

Annual Incentive Bonus	67.8% payout versus an 179.4% payout in fiscal 2015	Based on Company performance measured against pre-determined net income target set at the beginning of fiscal 2016. See pages 29 to 30 for more detail.
Long-Term Equity Award	7.7% increase in grant date fair value for Mr. Folliard, 11.5% increase for Messrs. Nash, Reedy and Wood, no increase for Mr. Hill
Based on individual performance in fiscal 2015 and to ensure the executives are provided the opportunity to achieve total compensation above the median of our blended peer/survey data for sustained shareholder value creation and above-target Company performance. See pages 30 to 32 for more detail.

Replacement of market stock units (“MSUs”) with performance stock units (“PSUs”)
The Committee replaced MSUs with PSUs for our executive officers to further strengthen the link between pay and the performance of the Company by directly tying equity payments to a meaningful and appropriate measure of earnings growth. See pages 30 to 31 for more detail.

Management Succession Compensation Adjustment	23.1% increase to Mr. Nash’s base salary following his February 1, 2016 promotion to President	Mr. Nash’s base salary was increased following his promotion to reflect his new position. See page 29 for more detail.
Mr. Nash’s annual incentive bonus target was increased from 75% to 100% of his base salary for the portion of fiscal 2016 following his promotion to President
Mr. Nash’s target bonus amount applicable to the final month of fiscal 2016 was increased to reflect his new position. The bonus percentage applicable to the portion of the fiscal year before his promotion remained 75% of his prior base salary. See page 30 for more detail.

Performance drives pay at CarMax. Eighty-seven percent of our CEO’s total direct compensation (the sum of base salary, annual incentive bonus and long-term equity) earned in fiscal 2016 was performance-based. Our pay-for-performance philosophy is in place across our leadership team. In fiscal 2016, an average of 77% of the total direct compensation of our other named executive officers was performance-based. Compensation mix is discussed in more detail on pages 32 and 33.

How We Make Compensation Decisions

The Compensation and Personnel Committee oversees our executive and director compensation programs and determines all executive officer and director compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

CarMax has a pay-for-performance philosophy. The Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of both annual financial goals and multi-year stock price appreciation.

The Committee has established the following objectives for our executive compensation program:

▪	Align the interests of executive officers with the financial interests of our shareholders.

▪	Encourage the achievement of our key strategic, operational and financial goals.

▪	Link incentive compensation to Company and stock price performance, which the Committee believes promotes a unified vision for senior management and creates common motivation among our executives.

▪	Attract, retain and motivate executives with the talent necessary to drive our long-term success.

▪	Provide the Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity awards. The Committee generally makes determinations regarding long-term equity awards, base salaries and annual incentive bonuses at its March and April meetings. The Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described beginning on page 28.

The Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual incentive amount since that amount is determined as a percentage of base salary. Although the Committee considers these relationships between the various elements of compensation—and also considers each executive officer’s total compensation—decisions regarding any one element of compensation are not determinative of decisions regarding other elements.

The Committee generally considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting. Accordingly, the Committee does not consider the realized value of long-term equity compensation when designing and evaluating our executive compensation program.

COMPENSATION CONSULTANT

The Committee has engaged Frederic W. Cook & Co., Inc. (“FWC”), a compensation consultant, to obtain access to independent compensation data, analysis and advice. Pursuant to its charter, the Committee has the sole authority to hire, oversee and terminate FWC, as well as to approve FWC’s fees and any other terms of the engagement.

The Committee has retained an independent compensation consultant.
Committee members have direct access to FWC without going through management. FWC provides no services to CarMax other than those it provides to the Committee.

The Committee assessed FWC’s independence in April 2016 under SEC and NYSE standards and concluded that FWC was independent.

The Committee considered, among other factors:

▪	whether FWC provided other services to CarMax;

▪	the amount of fees paid by CarMax to FWC as a percentage of FWC’s total revenue;

▪	FWC’s policies and procedures designed to prevent conflicts of interest;

▪	any business or personal relationship between the individuals advising the Committee and any Committee member;

▪	any CarMax stock owned by the individuals advising the Committee; and

▪	any business or personal relationship between the individuals advising the Committee, or FWC itself, and an executive officer of CarMax.

FWC frequently attends Committee meetings and provides analysis and recommendations that inform the Committee’s decisions. FWC assisted the Committee in fiscal 2016 by analyzing and providing recommendations with regard to total direct compensation for the Company’s CEO, President and executive and senior vice presidents, including adjustments to Mr. Nash’s compensation made on his promotion to President. FWC provided general compensation advice throughout fiscal 2016, including analysis related to long-term equity awards, our internal pay equity (that is, the relationship between the compensation of our CEO and our other named executive officers), the composition of our peer group and the appropriate performance criteria for the fiscal 2016 annual incentive bonus.

MANAGEMENT’S ROLE

Although management does not have any decision-making authority regarding executive compensation, management assists the Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than the CEO. Management also assists the Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Committee.

The Committee has not delegated any authority with respect to the compensation of our executive officers and directors. The Committee, however, has delegated limited authority to our CEO and CFO to grant long-term equity awards to our non-executive officers between regularly scheduled Committee meetings in an amount not to exceed 75,000 shares or units. These awards are subject to our Employee Equity Grant Policy, which is available under the “Corporate Governance” link at investors.carmax.com. The Committee’s practice is to review and ratify any such grant at its next regularly scheduled meeting.

Notwithstanding the Committee’s use of outside advisers and management’s participation in the executive compensation process, the Committee makes all executive compensation decisions using its own independent judgment and analysis.

CONSIDERATION OF THE MOST RECENT ADVISORY “SAY-ON-PAY” VOTE

At our 2015 annual meeting, a significant majority of our shareholders approved our executive compensation program, with more than 97% of the votes cast in favor of the program. The Committee was pleased with this response, which improved on an already strong result at the 2014 annual meeting, at which more than 91% of the votes cast were in favor of the program.

97% of the votes cast on last year’s say-on-pay proposal approved CarMax’s executive compensation.
Based on these results and the Committee’s independent judgment, the Committee made no material changes to the structure of our executive compensation program for fiscal 2016. However, as part of its commitment to pay-for-performance practices, the Committee approved the grant of performance-based PSUs (in lieu of the historical MSU grants) for fiscal 2016. This change is described on page 30.

PEER GROUP

Each year, the Committee reviews market compensation data provided by its independent consultant to determine whether the compensation opportunities of the named executive officers are appropriate and competitive.

The Committee used the following peer group of companies to benchmark the fiscal 2016 compensation disclosed in this proxy statement. The Committee selected this peer group in October 2013 based on an analysis by FWC and the Committee’s independent judgment. These peers fell within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, net income, assets and one- and three-year total shareholder return. These peers are generally “big box” retailers, specialty auto retailers or direct competitors.

Advance Auto Parts, Inc.	Kohl’s Corporation
AutoNation, Inc.	Lowe’s Companies, Inc.
AutoZone, Inc.	Macy’s, Inc.
Avis Budget Group, Inc.	PetSmart, Inc.
Dick’s Sporting Goods, Inc.	Ross Stores, Inc.
Dollar General Corporation	The Sherwin-Williams Company
eBay Inc.	Southwest Airlines Co.
Family Dollar Stores, Inc.	Staples, Inc.
Genuine Parts Company	Tractor Supply Company
Hertz Global Holdings, Inc.

In preparation for fiscal 2017 compensation decisions, the Committee re-evaluated this peer group in June 2015 based on an analysis by FWC and the Committee’s independent judgment. The Committee determined that the peer group remained appropriate, with the peers continuing to fall within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, net income, assets and one- and three-year total shareholder return. The Committee selected The Gap, Inc. to replace PetSmart following PetSmart’s recent acquisition. The Committee added The Gap to the peer group based on the comparative factors mentioned above, as well as its frequent appearance as a peer to other companies within the CarMax peer group. The Committee will use the revised peer group to benchmark compensation practices for fiscal year 2017.

In addition to the peer group, the Committee uses broader survey data to benchmark compensation practices. In fiscal 2016, the Committee considered three national surveys produced by Equilar, Towers Watson and Mercer with a focus on executives within the retail/wholesale and automotive industries.

The Committee considers a blend of peer group data and broader survey data in benchmarking compensation. The Committee believes that this mix of data provides the most comprehensive view of executive compensation practices at companies against whom we compete for talent and allows the Committee to ensure that CarMax continues to provide appropriate and competitive compensation. This mix of data also allows the Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not be classified as a named executive officer at every company in our peer group.

The Committee generally uses the 50th percentile of the blended peer/survey data as a reference in setting the base salaries and target annual incentive bonus opportunities of our named executive officers. The Committee uses long-term equity awards that are tied to objective performance metrics to further reward executive officers when CarMax performs well. If the Company delivers sustained performance gains, these long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the median of the blended peer/survey data.

The Committee uses peer group and broader survey data as one of many factors in making compensation decisions. Other factors include individual performance, Company performance, tenure, internal pay equity and succession planning.

What We Pay and Why: Elements of Compensation

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and long-term equity awards. Together, these elements make up total direct compensation.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts of each earned by our named executive officers in fiscal 2016.

BASE SALARY

We pay competitive base salaries to retain key officers and attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Committee reviews officer base salaries every year, generally in March or April. When the Committee reviews base salaries, it considers the reports and advice provided by FWC, its independent compensation consultant, and the peer group and survey data described above, as well as the recommendations provided by our CEO (except when setting the CEO’s base salary).

At the beginning of fiscal 2016, the Committee approved the following base salary adjustments.

Name	Prior Base Salary ($)	Fiscal 2016 Base Salary ($)	Percentage Increase (%)
Thomas J. Folliard	1,195,446	1,255,218	5.0
William D. Nash	550,000	650,000	18.2
Thomas W. Reedy	595,794	650,000	9.1
William C. Wood	595,794	650,000	9.1
Edwin J. Hill	504,972	530,221	5.0

The Committee increased Mr. Folliard’s base salary by 5% based on a review of his individual and Company performance in fiscal 2015 and to maintain alignment of his base salary with the 50th percentile of the blended peer/survey data described above under the heading “Peer Group.” The Committee approved Mr. Folliard’s recommendation to increase the base salaries of Mr. Nash, Mr. Reedy and Mr. Wood based on fiscal 2015 performance, to align salaries among our Executive Vice Presidents, and to better align Mr. Reedy and Mr. Wood’s salaries with the 50th percentile of the blended peer/survey data. The Committee also approved Mr. Folliard’s recommendation to increase Mr. Hill’s base salary by 5% based on the individual contribution that he made to CarMax’s performance in fiscal 2015.

On his promotion to President, effective February 1, 2016, the Committee increased Mr. Nash’s base salary by 23.1% to $800,000. This decision was made in recognition of his increased responsibilities and in consultation with FWC, who analyzed pay considerations related to the Company’s succession planning efforts, including the relationship between prospective CEO and outgoing CEO pay.

ANNUAL INCENTIVE BONUS

We pay annual incentive bonuses to drive the achievement of CarMax’s financial goals. The amount of the incentive bonus depends on our performance as measured against objective performance goals established by the Committee at the beginning of each fiscal year. Bonuses are not guaranteed.

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Adjustment Factor	=	Annual Incentive Bonus

Base salaries, which are the first component of this formula, are discussed above. The “target percentage of base salary” is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our named executive officers depending on their level of responsibility and is set forth in a written agreement between each officer and the Company. Each named executive officer’s target percentage is listed in the table on page 30.

The last component of the bonus formula – the “performance adjustment factor” – is a percentage representing the Company’s success in meeting the performance goals set by the Committee at the beginning of each fiscal year.

The following chart describes how the Committee applied this formula in fiscal 2016.

Step One: Select Performance Measure
The Committee determined in April 2015 that the performance goals for fiscal 2016 would be based on our fiscal 2016 net income, determined in conformity with U.S. generally accepted accounting principles. The Committee believes that tying performance goals to net income aligns management and shareholder interests.

Step Two: Select Performance Targets
The Committee then established the following net income targets for fiscal 2016: $597.4 million as the threshold goal; $643.0 million as the target goal; $675.2 million as the premium goal; and $694.4 million as the maximum goal.

Step Three: Select Performance Adjustment Factors
The Committee then established the following performance adjustment factors for fiscal 2016:
▪ 25% if the threshold goal of $597.4 million was achieved
▪ 100% if the target goal of $643.0 million was achieved
▪ 150% if the premium goal of $675.2 million was achieved
▪ 200% if the maximum goal of $694.4 million was achieved

If the threshold performance goal was not achieved, no incentive bonus would be paid. The performance adjustment factors are determined using straight-line interpolation when our actual performance falls between two performance goals.

Step Four: Assess Performance Against Targets and Determine Payouts
The Committee certified in April 2016 that CarMax had achieved net income for fiscal 2016 of $623.4 million, yielding a performance adjustment factor of 67.8%. The Committee multiplied this percentage by each named executive officer’s target incentive amount to determine each executive officer's fiscal 2016 bonus payout.

The following table shows each named executive officer’s base salary, incentive target percentage of base salary, and target and maximum bonus amounts. The table also shows each officer’s actual fiscal 2016 bonus.

Name	Base Salary ($)	Incentive Target Percentage of Base Salary (%)	Target Incentive Amount ($)	Actual Fiscal 2016 Incentive Bonus	Maximum Incentive Amount ($)
Thomas J. Folliard	1,255,218	150	1,882,827	1,276,557	3,765,654
William D. Nash(a)	650,000/800,000	75/100	513,542	348,181	1,027,084
Thomas W. Reedy	650,000	75	487,500	330,525	975,000
William C. Wood	650,000	75	487,500	330,525	975,000
Edwin J. Hill	530,221	50	265,110	179,745	530,220

(a)
A base salary of $650,000 and incentive target percentage of 75% were used to calculate the portion of Mr. Nash’s incentive bonus attributable to the first eleven months of fiscal 2016. For the portion of his incentive bonus attributable to the final month of fiscal 2016, his new base salary of $800,000 and incentive target percentage of 100% were used.

For the last five fiscal years, our average performance adjustment factor has been 108.5% (67.8%, 179.4%, 120.6%, 88.3% and 86.4% for fiscal 2016, 2015, 2014, 2013 and 2012), meaning that, on average for the past five years, we have paid our named executive officers an annual incentive bonus of 108.5% of their respective target incentive amounts for achievement against the targets established by the Committee.

The Committee determines all incentive bonuses in accordance with the CarMax, Inc. Annual Performance-Based Bonus Plan (“Bonus Plan”). We adopted the Bonus Plan as a mechanism to provide annual incentive compensation and it is intended to preserve the deductibility of this compensation in accordance with Section 162(m) of the Internal Revenue Code. The Bonus Plan provides that the maximum amount payable to any one individual in any one fiscal year is $5 million. In fiscal 2016, however, the Committee limited the maximum performance adjustment factor to 200%, ensuring that Mr. Folliard’s bonus could not exceed $3,765,654 and that no other individual bonus could exceed $1,027,084.

The Bonus Plan authorizes the Committee to reduce the amount of any bonus paid to a named executive officer below the amount that otherwise would be payable. The Committee may also decide not to pay a bonus even when performance goals have been satisfied. Under no circumstances, however, may the Committee increase the amount of any bonus payable under the Bonus Plan above what would be payable to an executive upon application of the relevant performance adjustment factor.

LONG-TERM EQUITY AWARDS

We grant long-term equity awards to tie our executives’ long-term compensation directly to CarMax’s stock price and to drive the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

In fiscal 2016, we granted our named executive officers two kinds of long-term equity awards: stock options and PSUs. Options accounted for 75% and PSUs accounted for 25% of the fair value awarded as long-term equity to our named executive officers in fiscal 2016. We granted these options and PSUs pursuant to the CarMax, Inc. 2002 Stock Incentive Plan (“Stock Incentive Plan”). The Committee introduced PSUs for fiscal year 2016, replacing MSU awards for our CEO and executive and senior vice presidents. The MSUs were tied solely to the performance of our stock while the PSUs are tied to CarMax earnings before interest and taxes, or EBIT, which the Committee considers a meaningful and appropriate measure of earnings growth. By measuring earnings growth using EBIT over a three-year time horizon, the Committee can assess core business earnings performance without regard to changes in the Company’s effective tax rate or level of interest expense, which are factors for purposes of determining the annual incentive bonus. The Committee believes the new PSU award further strengthens the link between pay and the performance of our executives.

Our long-term equity awards historically contained a modified single-trigger feature under which 50% of the award vested automatically upon a change-in-control and the remaining 50% vested automatically upon the one-year anniversary of the change in control. In January 2014, the Committee eliminated this single-trigger feature and replaced it with a double-trigger feature under which a change-in-control does not, on its own, trigger accelerated vesting of long-term equity awards. All long-term equity awards granted in fiscal 2015 and fiscal 2016 contain a double-trigger.

Stock Options

Each option represents the right to purchase one share of our common stock at the exercise, or “strike,” price. The strike price is equal to the volume-weighted average price of our common stock on the grant date. The Committee believes that the use of the volume-weighted average price, as opposed to the closing price, is more representative of the value of the common stock on the grant date because it incorporates all trades made on the grant date.

Our option awards generally vest in 25% increments over four years; that is, one quarter of the options granted vests on the first anniversary of the grant, another quarter vests on the second anniversary, and so forth. Limited circumstances may result in earlier vesting. The awards expire on the seventh anniversary of the grant date.

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. If our stock price does not rise, the options have no value. In addition to promoting alignment of management and shareholder interests, the four-year vesting schedule of our options ensures that our executives are appropriately focused on CarMax’s long-term strategic goals. This vesting schedule also operates as a retention tool.

Performance Stock Units

Depending on the Company’s achievement of performance goals over a three-year period, PSUs represent the right to receive between 0% and 200% of a targeted number of shares of our common stock. The number of shares delivered to each PSU holder will be determined based upon actual three-year cumulative EBIT performance compared to pre-determined three-year EBIT goals. Specifically, each PSU is multiplied by a percentage that represents the Company’s success in meeting the EBIT goals set by the Committee. If the threshold EBIT goal is met, each PSU is multiplied by 25%. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined using straight-line interpolation for EBIT performance that falls between the threshold and the target or between the target and the maximum. If the threshold performance goal is not achieved, no shares will be paid.

PSUs generally vest on the three-year anniversary of the grant date. Limited circumstances may result in earlier vesting.

The Committee considered PSUs to be a key component of our pay-for-performance philosophy in fiscal 2016 because the PSUs directly tie equity payments to a measure of CarMax’s earnings growth that the Committee believes to be an appropriate reflection of the Company’s performance. In addition, similar to our stock options, a PSU’s multi-year vesting schedule operates as a retention tool and ensures that our executives are appropriately focused on CarMax’s long-term strategic and financial goals.

In determining the number of options and PSUs to award, the Committee considers the named executive officer’s role at CarMax; benchmarking data; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential award; succession planning; and the importance of retaining the officer’s services. The Committee solicits the advice of its independent compensation consultant and the opinion of the Company’s CEO, except with respect to the CEO’s own award. The CEO generally gives the Committee an initial recommendation for annual long-term equity awards for the other named executive officers. The Committee reviews this recommendation and makes its own independent determination.

Fiscal 2016 Long-Term Equity Awards

In fiscal 2016, the Committee approved stock option and PSU awards for our named executive officers as noted below. This table also describes the long-term equity awards made in fiscal 2015.

	Options and PSUs Granted in Fiscal 2016			Options and MSUs Granted in Fiscal 2015
Name	Number of Stock Options(a)	Number of PSUs	Total Grant Date Fair Value ($)	Number of Stock Options(a)	Number of MSUs	Total Grant Date Fair Value ($)
Thomas J. Folliard	254,731	24,111	6,999,982	369,039	29,348	6,500,004
William D. Nash	70,641	6,686	1,941,181	98,858	7,862	1,741,233
Thomas W. Reedy	70,641	6,686	1,941,181	98,858	7,862	1,741,233
William C. Wood	70,641	6,686	1,941,181	98,858	7,862	1,741,233
Edwin J. Hill	52,532	4,972	1,443,553	81,959	6,518	1,443,580

(a)
We grant limited stock appreciation rights (“SARs”) in tandem with each option. The SARs may be exercised only in the event of a change-in-control of the Company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

The Committee approved a 7.7% increase in the value of Mr. Folliard’s fiscal 2016 long-term equity award. The Committee approved this increase based on a review of Mr. Folliard’s individual performance as well as Company performance in fiscal 2015 and to provide Mr. Folliard long-term equity compensation at a competitive market rate versus the blended peer/survey data described above under the heading “Peer Group.”

The grant date fair value of the annual long-term equity awards provided to Messrs. Nash, Reedy and Wood was increased by 11.5% in fiscal 2016 after remaining essentially unchanged from fiscal 2013 through fiscal 2015. The Committee approved this increase based on each executive’s individual performance in fiscal 2015 and to ensure that the long-term equity component of their compensation would continue to offer an opportunity, depending on CarMax performance, for their total compensation to exceed the median for comparable executives as measured by the blended peer/survey data described above under the heading “Peer Group.” The Committee determined that Mr. Hill’s equity awards continued to provide competitive pay and therefore decided to maintain his awards at prior year levels.

Our Employee Equity Grant Policy requires us to grant our annual long-term equity awards three business days after we release the prior fiscal year’s year-end earnings information. The Committee complied with this requirement for options issued in fiscal 2016, granting the options listed above on April 8, 2015. To give the Board an opportunity to consider and approve our first issuance of PSUs, the Committee and the Board approved an exception to Employee Equity Grant Policy and granted the PSUs on April 15, 2015. The awards were priced using the volume-weighted average price of our common stock on the grant date, in accordance with our Stock Incentive Plan and our Employee Equity Grant Policy.

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of annual total direct compensation for both our CEO and our other named executive officers as a group is determined by our performance.

The table below illustrates how each named executive officer’s total direct compensation in fiscal 2016 was allocated between performance-based and fixed compensation, as well as the breakdown of performance-based compensation that was based on annual and long-term Company performance.

	Percentage of Total Direct Compensation		Percentage of Performance-Based Compensation
	Performance- Based	Fixed	Annual	Long- Term
Thomas J. Folliard	87%	13%	15%	85%
William D. Nash	78%	22%	15%	85%
Thomas W. Reedy	78%	22%	15%	85%
William C. Wood	78%	22%	15%	85%
Edwin J. Hill	75%	25%	11%	89%

ADDITIONAL ELEMENTS OF COMPENSATION

We provide our executive officers the benefits available to CarMax associates generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.

Benefits Available to CarMax Associates Generally

Our executives and our full-time associates generally are eligible for health insurance coverage, life insurance, short- and long-term disability insurance, matching gifts to qualified charitable organizations, and a defined contribution, or 401(k), plan that we refer to as our Retirement Savings Plan. In addition, executives and CarMax associates generally who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Pension Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2016” table on page 43.

Non-Qualified Retirement Plans

Our executives and other highly-compensated associates are eligible to participate in two non-qualified retirement plans: the Retirement Restoration Plan (“RRP”) and the Executive Deferred Compensation Plan (“EDCP”). A description of these plans can be found in the narrative discussion following the “Nonqualified Deferred Compensation” table on pages 45 and 46. Details regarding the fiscal 2016 contributions to each named executive officer’s RRP and EDCP accounts, as well as the earnings and aggregate balances for those accounts, can be found in the “Nonqualified Deferred Compensation” table on page 45.

In addition to the RRP and the EDCP, executives and other highly compensated CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2016” table on page 43.

Company Transportation

We provide the use of a CarMax-owned vehicle to each of our named executive officers and to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear the maintenance and insurance costs. We treat the personal use of a Company-owned vehicle as income to the associate. The associate pays the related income taxes.

We encourage our executive officers to use our plane for business travel. Our plane is also available for personal use by our Chief Executive Officer (Mr. Folliard), President (Mr. Nash) and Executive Vice Presidents (Messrs. Reedy and Wood) when we do not need the plane for business travel. Mr. Folliard is required to reimburse CarMax for the incremental costs associated with his personal use to the extent that those costs exceed $175,000 in any fiscal year. Messrs. Nash, Reedy and Wood are required to reimburse CarMax for the incremental costs associated with their respective personal uses of the plane to the extent that those costs exceed $70,000 in any fiscal year. Our executives bear all income taxes associated with their personal use of the plane.

We do not provide tax gross-ups on any of these transportation benefits.

Tax and Financial Planning Services

We provide a tax and financial planning benefit to our named executive officers. This benefit was valued at $13,000 per year. Officers who forego this benefit may engage their own tax professional at the Company’s expense in an amount up to $10,000 per year. The Committee approved this benefit to reduce the amount of time and attention that our executive officers must spend on personal tax and financial planning, which permits them to focus on their responsibilities to CarMax, and to maximize the financial reward of the compensation that CarMax provides. Officers bear all income taxes associated with these tax and financial planning benefits. We do not provide tax gross-ups on these benefits.

Additional Information

SEVERANCE AGREEMENTS

We have severance agreements with each of our named executive officers. The Committee has determined that these agreements are beneficial to us because they contain restrictive covenants relating to confidential information, non-competition and non-solicitation of our associates. The Committee also believes that these agreements serve as a recruiting tool and better enable our current executives to focus on CarMax’s strategic and operating goals. The agreements provide for severance payments under certain circumstances, which are discussed in more detail under “Potential Payments Upon Termination or Change-in-Control on page 46. None of the severance agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation or perquisite.

Our severance agreements do not provide tax gross-ups.
Under the terms of the severance agreements, the Committee establishes and approves each named executive officer’s annual base salary, which cannot be less than the minimum base salary set forth in each agreement unless across-the-board reductions in salary are implemented for all of our senior officers. Additionally, the Committee approves the performance measures and payment amounts that determine each named executive officer’s annual incentive bonus under the Bonus Plan.

The agreements provide further that each named executive officer is eligible to participate in our Stock Incentive Plan and to participate in all other incentive, compensation, benefit and similar plans available to our other executive officers.

Clawback and Forfeiture Provisions

The severance agreements contain a clawback provision. If any named executive officer engages in conduct for which he could be terminated for cause, with certain limitations, and the conduct directly results in the filing of a restatement of any financial statement that was previously filed with the SEC, the named executive officer shall, upon demand by the Company, repay with interest all compensation that was expressly conditioned on the achievement of certain financial results if the restated financial statements would have resulted in a lesser amount being paid.

In addition, at our 2012 annual meeting, we asked our shareholders to approve amendments to add clawback provisions to both our Bonus Plan and Stock Incentive Plan. Our shareholders approved these provisions, which provide that any award that is subject to recovery under any law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, will be subject to a clawback as required by such law or any CarMax policy adopted pursuant to such law.

In addition to the clawback provisions discussed above, our equity award agreements contain a forfeiture provision. If a named executive officer is terminated for cause, the officer’s unexercised vested and unvested options, unvested MSUs and unvested PSUs will be forfeited.

Change-in-Control and Severance Benefits

Each severance agreement provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Payments in connection with a change-in-control are subject to a double trigger; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason). Our executives are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause. Detailed information with respect to these payments and benefits can be found under the heading “Potential Payments Upon Termination or Change-in-Control” beginning on page 46.

The Committee believes that these severance benefits encourage the commitment of our named executive officers and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, our named executive officers will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the Board may direct without fear of retribution if a change-in-control occurs. The Committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management. The Committee believes, however, that the benefit to CarMax and its shareholders outweighs this concern.

RISK AND COMPENSATION POLICIES AND PRACTICES

The Compensation and Personnel Committee assesses CarMax’s compensation policies and practices each year to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In fiscal 2016, management reviewed the compensation policies and practices for all CarMax associates (including store associates, store management, regional leadership teams, home office and CarMax Auto Finance associates, and executive officers). Management then presented a summary of its review at the Committee’s January 2016 meeting. The summary listed each compensation policy or practice applicable to the various groups of CarMax associates, including base salaries, annual incentive bonuses, long-term equity awards, sales bonuses, sales commissions and hourly pay. The summary also listed the potential risks associated with those policies or practices and the tools we employ to mitigate those risks, including the following:

▪
Annual Incentive Bonuses: payments made to senior management are: (i) subject to a clawback provision; (ii) capped at 200% of the target incentive bonus amount or at the $5 million plan maximum, whichever is lower; and (iii) only paid when CarMax satisfies the objective metrics determined at the beginning of the year by an independent committee of non-employee directors.

▪
Long-Term Equity Awards: equity awards: (i) are approved by an independent committee of non-employee directors; (ii) contain three and four-year vesting provisions; and (iii) for senior management, must be held in compliance with CarMax’s executive stock ownership guidelines.

▪
Sales Bonuses: sales bonuses are monitored to ensure that associates are not overpaid based on inflated sales figures. Monitoring tools include: (i) centralized assignment of sales targets; (ii) centralized and non-negotiable vehicle pricing; (iii) electronic reporting of sales from each store to the home office; and (iv) performance of a daily vehicle inventory at each store.

▪	Hourly Pay: hourly pay is tracked and managed through a centralized time management and reporting system.

Following discussion and a review of the summary noted above, the Committee determined that none of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

STOCK OWNERSHIP GUIDELINES

To further align the long-term financial interests of our executives and our shareholders, the Committee has established the following stock ownership guidelines:

Subject Officers	Required to Own the Lesser of:
Chief Executive Officer and/or President	6 x Base Salary or 300,000 shares
Executive Vice President	3 x Base Salary or 100,000 shares
Senior Vice President	2 x Base Salary or 50,000 shares

Executives have five years from the date they first become subject to a particular level of stock ownership to meet the corresponding requirement. The Committee measures compliance on an annual basis at the end of each fiscal year. Acceptable forms of ownership include shares owned outright (by the executive or an immediate family member), vested stock options, PSUs and MSUs. Our stock ownership guidelines are available under the “Corporate Governance” link at investors.carmax.com.

As of February 29, 2016, all of our current named executive officers satisfied the ownership guidelines set forth above.

PROHIBITION ON HEDGING AND PLEDGING

We have a policy prohibiting all CarMax associates from engaging in any hedging or pledging transactions involving CarMax stock. This prohibition applies to both our named executive officers and our non-employee directors.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1 million paid in any fiscal year to the CEO or any of the three other highest paid executive officers (other than the CFO) unless that compensation is performance-based. Compensation under our Bonus Plan and stock options and PSUs granted pursuant to our Stock Incentive Plan may qualify as performance-based under Section 162(m). Although the Committee generally seeks to preserve the deductibility of compensation paid to our executive officers, the primary function of our executive compensation program is to drive the creation of long-term shareholder value.

Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation, which can include long-term equity awards and severance. CarMax’s executive compensation programs generally are designed to comply with, or be exempt from, the requirements of that section so as to avoid potential adverse tax consequences that may result from non-compliance.

In developing CarMax’s executive compensation programs, the Committee also considers the accounting treatment of, and the expenses associated with, the Company’s long-term equity compensation practices.

FISCAL 2017 EQUITY GRANT TO MR. FOLLIARD

In March of 2016, the Committee approved the fiscal 2017 equity awards for our named executive officers as part of its annual compensation review. As Mr. Folliard is expected to retire before the end of calendar 2016, the Committee decreased the value of the equity compensation granted to Mr. Folliard from approximately $7.0 million in fiscal 2016 to approximately $3.5 million in fiscal 2017. In conjunction with the decrease in pay, the Committee also removed continued employment as a vesting condition to Mr. Folliard's fiscal 2017 equity awards. However, Mr. Folliard's fiscal 2017 option award will become exercisable in accordance with the same schedule as the option awards made to our other executive officers and the PSUs will be subject to the same performance requirements as the PSU awards made to our other executive officers.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation and Personnel Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the CarMax, Inc. Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CarMax’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

THE COMPENSATION AND PERSONNEL COMMITTEE
W. Robert Grafton, Chairman
Ronald E. Blaylock
Shira Goodman

COMPENSATION TABLES

Summary Compensation Table

The table below shows the compensation paid to or earned by our named executive officers in fiscal 2016, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Comp- ensation(b) ($)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings(c) ($)	All Other Compen- sation(d) ($)	Total ($)
Thomas J. Folliard	2016	1,257,747	1,749,976	5,250,006	1,276,557	—	487,794	10,022,080
Chief Executive Officer	2015	1,191,062	1,624,999	4,875,005	3,216,945	384,705	403,382	11,696,098
	2014	1,129,175	1,374,961	4,124,995	2,059,449	—	354,754	9,043,334
William D. Nash	2016	660,769	485,270	1,455,911	348,181	—	122,926	3,073,057
President	2015	546,002	435,319	1,305,914	740,025	67,206	88,688	3,183,154
	2014	492,806	430,977	1,310,212	450,460	—	87,155	2,771,610
Thomas W. Reedy	2016	650,415	485,270	1,455,911	330,525	—	135,173	3,057,294
Executive VP and Chief Financial Officer	2015	594,244	435,319	1,305,914	801,640	57,764	103,926	3,298,807
	2014	570,230	430,977	1,310,212	520,672	—	92,808	2,924,899
William C. Wood	2016	650,415	485,270	1,455,911	330,525	—	149,269	3,071,390
Executive VP and Chief Operating Officer	2015	594,244	435,319	1,305,914	801,640	142,232	115,065	3,394,414
	2014	570,229	430,977	1,310,212	520,672	—	88,662	2,920,752
Edwin J. Hill	2016	531,289	360,868	1,082,685	179,745	—	87,806	2,242,393
Executive VP, Strategy and Business Transformation	2015	503,659	360,902	1,082,678	452,960	108,017	74,420	2,582,636

(a)
Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). These amounts do not correspond to the actual value that may be realized by each named executive officer. Additional information regarding outstanding awards, including exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2016 Year End” table on pages 41 and 42. The assumptions used in determining the grant date fair values of the awards are disclosed in Note 12 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

(b)	Represents the annual incentive bonus earned under our Bonus Plan.

(c)
Represents the aggregate increase in the actuarial value of accumulated benefits under our frozen Pension Plan and frozen Benefit Restoration Plan accrued during the relevant fiscal year.  In fiscal 2016, the actuarial value of these benefits for each of Messrs. Folliard, Nash, Reedy, Wood and Hill decreased by the following amounts, respectively: $137,855; $27,229; $20,192; $53,455 and $30,419. The “Pension Benefits in Fiscal 2016” table and its accompanying narrative on pages 43 and 44 contain additional details with respect to these amounts.

(d)	Further details are included in the “All Other Compensation in Fiscal 2016” table below.

All Other Compensation in Fiscal 2016

Name	Personal Use of Company Plane(a) ($)	Personal Use of Company Automobile(b) ($)	Retirement Savings Plan Contribution(c)($)	Deferred Compensation Account Contributions(d)($)	Other(e) ($)	Total ($)
Thomas J. Folliard	175,000	2,269	17,455	272,569	20,501	487,794
William D. Nash	31,904	1,271	12,427	51,963	25,361	122,926
Thomas W. Reedy	—	8,132	17,433	85,691	23,917	135,173
William C. Wood	31,404	—	17,433	76,319	24,113	149,269
Edwin J. Hill	—	5,936	17,322	51,010	13,538	87,806

(a)
The compensation associated with the personal use of the Company plane is based on the aggregate incremental cost to CarMax of operating the plane. The cost is calculated based on the average variable costs of operating the plane, which include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. We divided the total annual variable costs by the total number of miles our plane flew in fiscal 2016 to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. The personal use of the Company plane is treated as income to the executive. The related income taxes are calculated using Standard Industry Fare Level rates and are paid by the executive.

(b)	The value of the personal use of a Company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.

(c)
Includes the Company matching portion of each executive’s Retirement Savings Plan (“RSP”) contributions. Also includes a Company-funded contribution made regardless of an executive’s participation in the RSP, as well as an additional Company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RSP benefits are offered on the same terms to all CarMax associates.

(d)
Includes the Company matching portion of each executive’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) contributions. Also includes a Company-funded contribution regardless of each executive’s participation in the RRP, as well as an additional Company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RRP benefits are offered on the same terms to all CarMax associates whose salary exceeds the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($265,000 in 2016). Also includes a restorative contribution designed to compensate executives for any loss of Company contributions under the RSP and RRP due to a reduction in the executive’s eligible compensation under the RSP and RRP resulting from deferrals into the Executive Deferred Compensation Plan.

(e)
Represents the total amount of other benefits provided. None of the benefits individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer. These other benefits include tax and financial planning services, which are described on page 34, and matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is available to all CarMax associates).

Grants of Plan-Based Awards in Fiscal 2016

The following table lists grants of plan-based awards to each of our named executive officers during fiscal 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units(b)(#)	All Other Option Awards: Number of Securities Underlying Options(c) (#)	Exercise or Base Price of Option Awards(d)($/Sh)	Grant Date Closing Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards (e) ($)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas J. Folliard			470,707	1,882,827	3,765,654
	4/13/2015	4/15/2015				24,111				1,749,976
	3/26/2015	4/8/2015					254,731	73.76	74.07	5,250,006
William D. Nash			128,386	513,542	1,027,084
	4/13/2015	4/15/2015				6,686				485,270
	3/26/2015	4/8/2015					70,641	73.76	74.07	1,455,911
Thomas W. Reedy			121,875	487,500	975,000
	4/13/2015	4/15/2015				6,686				485,270
	3/26/2015	4/8/2015					70,641	73.76	74.07	1,455,911
William C. Wood			121,875	487,500	975,000
	4/13/2015	4/15/2015				6,686				485,270
	3/26/2015	4/8/2015					70,641	73.76	74.07	1,455,911
Edwin J. Hill			66,278	265,110	530,220
	4/13/2015	4/15/2015				4,972				360,868
	3/26/2015	4/8/2015					52,532	73.76	74.07	1,082,685

(a)
Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2016 performance. The actual amount of each named executive officer’s annual incentive bonus in fiscal 2016 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 38. Additional information regarding the design of our Bonus Plan is included on pages 29 and 30.

(b)
Represents stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” PSUs generally vest on the third anniversary of the grant date. Additional information regarding PSUs, including the formula used to convert PSUs to shares of our common stock upon vesting and settlement, is included on page 31.

(c)
Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included on pages 30 and 31. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. The SARs may be exercised only in the event of a change-in-control. To the extent a SAR is exercised, the related option must be surrendered. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option, multiplied by the number of shares of our common stock underlying such SAR.

(d)
All fiscal 2016 stock options were issued with an exercise price equal to the volume-weighted average price of our common stock on the grant date. Additional information regarding our use of the volume-weighted average price is included on page 32.

(e)	Represents the grant date fair value of the award as determined in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal 2016 Year End

The following table lists outstanding equity awards previously granted to our named executive officers as of February 29, 2016.

	Option Awards (a)					Stock Awards (b)(c)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas J.	4/10/2012	203,577	67,858	31.76	4/10/2019
Folliard	4/15/2013	132,637	132,636	42.68	4/15/2020
	4/15/2013					26,467	1,327,063
	4/9/2014	92,260	276,779	44.96	4/9/2021
	4/9/2014					29,348	1,396,894
	4/8/2015	—	254,731	73.76	4/8/2022
	4/15/2015					24,111	1,115,375
William D.	12/27/2011	14,952	—	30.24	12/27/2018
Nash	4/10/2012	77,133	25,710	31.76	4/10/2019
	4/15/2013	42,130	42,128	42.68	4/15/2020
	4/15/2013					8,296	415,964
	4/9/2014	24,715	74,143	44.96	4/9/2021
	4/9/2014					7,862	374,212
	4/8/2015	—	70,641	73.76	4/8/2022
	4/15/2015					6,686	309,294
Thomas W.	12/27/2011	14,952	—	30.24	12/27/2018
Reedy	4/10/2012	77,133	25,710	31.76	4/10/2019
	4/15/2013	42,130	42,128	42.68	4/15/2020
	4/15/2013					8,296	415,964
	4/9/2014	24,715	74,143	44.96	4/9/2021
	4/9/2014					7,862	374,212
	4/8/2015	—	70,641	73.76	4/8/2022
	4/15/2015					6,686	309,294
William C.	12/27/2011	3,738	—	30.24	12/27/2018
Wood	4/10/2012	—	25,710	31.76	4/10/2019
	4/15/2013	42,130	42,128	42.68	4/15/2020
	4/15/2013					8,296	415,964
	4/9/2014	24,715	74,143	44.96	4/9/2021
	4/9/2014					7,862	374,212
	4/8/2015	—	70,641	73.76	4/8/2022
	4/15/2015					6,686	309,294
Edwin J.	4/5/2011	64,894	—	32.69	4/5/2018
Hill	12/27/2011	14,952	—	30.24	12/27/2018
	4/10/2012	52,873	17,624	31.76	4/10/2019

4/15/2013	34,908	34,907	42.68	4/15/2020
4/15/2013					6,889	345,416
4/9/2014	20,490	61,469	44.96	4/9/2021
4/9/2014					6,518	310,241
4/8/2015	—	52,532	73.76	4/8/2022
4/15/2015					4,972	230,005

(a)
Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included on pages 30 and 31. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. Additional information regarding SARs is included on pages 31 and 32 under the chart titled “Grants of Plan-Based Awards in Fiscal 2016.”

(b)
For awards granted before fiscal 2016, represents stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” MSUs generally vest on the third anniversary of the grant date. The number of shares awarded for each MSU award is calculated by dividing the average closing price of our common stock during the final 40 trading days of the vesting period by the volume weighted average of our stock price on the date of grant. The resulting quotient is capped at two. The quotient is multiplied by the number of MSUs granted to yield the number of shares of stock awarded. To calculate the market value of the unvested MSUs in the table above, we assumed that the average closing price of our stock during the final 40 trading days of the three-year period was equal to the closing price of our stock on February 29, 2016, the last trading day of our fiscal year (which was $46.26).

(c)
For fiscal 2016 awards, represents stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” PSUs generally vest on the third anniversary of the grant date. To calculate the number of shares awarded at vesting, each PSU is multiplied by a percentage that represents the Company’s success in meeting the EBIT goals set by the Committee. If the threshold EBIT goal is met, each PSU is multiplied by 25%. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined using straight-line interpolation for EBIT performance that falls between the threshold and the target or between the target and the maximum. If the threshold performance goal is not achieved, no shares will be paid. To calculate the market value of the unvested PSUs in the table above, we assumed that the multiplier was 100% and the value of each resulting share was equal to the closing price of our stock on February 29, 2016, the last trading day of our fiscal year (which was $46.26).

Option Exercises and Stock Vested in Fiscal 2016

The following table includes information with respect to the options exercised by, and the MSUs vested in, our named executive officers during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
Thomas J. Folliard	209,951	8,551,304	57,120	4,180,613
William D. Nash	99,788	4,319,091	21,358	1,563,192
Thomas W. Reedy	78,650	3,212,218	21,358	1,563,192
William C. Wood	153,241	6,277,885	21,358	1,563,192
Edwin J. Hill	—	—	14,640	1,071,502

(a)	Represents the number of shares of common stock underlying stock options exercised during fiscal 2016.

(b)	Amounts were calculated based on difference between (i) the closing price of the Company’s common stock on the exercise date and (ii) the exercise price of the stock options.

(c)	Represents the number of shares of common stock acquired on vesting of the underlying MSUs during fiscal 2016.

(d)	Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

Pension Benefits in Fiscal 2016

The following table lists the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and Benefit Restoration Plan in fiscal 2016.

Name	Plan Name	Number of Years Credited Service (a) (#)	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
Thomas J. Folliard	Pension Plan	16	307,513	—
	Benefit Restoration Plan	16	1,434,095	—
William D. Nash	Pension Plan	15	225,859	—
	Benefit Restoration Plan	15	41,809	—
Thomas W. Reedy	Pension Plan	6	119,284	—
	Benefit Restoration Plan	6	149,262	—
William C. Wood	Pension Plan	19	342,888	—
	Benefit Restoration Plan	19	274,393	—
Edwin J. Hill	Pension Plan	14	343,707	—
	Benefit Restoration Plan	14	253,212	—

(a)	We have not granted any of our named executive officers extra years of service under either the Pension Plan or the Benefit Restoration Plan.

(b)
Determined assuming retirement at age 65. The discount rate (4.50%) and mortality assumptions used in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions is set forth in Note 10 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

PENSION PLAN

We froze our Pension Plan, a tax-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan was generally available to all full-time associates upon completion of one year of service.

No additional benefits have accrued under the Pension Plan since it was frozen. Previously accrued benefits are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years and (2) 0.65% times the excess of highest average earnings over Social Security Covered Compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions, but may not exceed the compensation limit imposed by the Internal Revenue Code. In the final year of benefit accruals, that compensation limit was $230,000. Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants are vested after five years of service. Benefits are payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits are available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

BENEFIT RESTORATION PLAN

We froze our Benefit Restoration Plan, a non-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan provided an alternate means of paying benefits to participants in the Pension Plan, including our named executive officers, who were prohibited from receiving additional benefits under the Pension Plan because of the Internal Revenue Code’s compensation limit.

No additional benefits have accrued under the Benefit Restoration Plan since it was frozen. Previously accrued benefits are generally determined and payable under the same terms and conditions as the Pension Plan without regard to Internal Revenue Code limitations on amounts of includable earnings and maximum benefits. Benefits paid are reduced by benefits payable under the Pension Plan. Participants must have 15 years of service to be eligible to receive benefits under the Benefit Restoration Plan, or upon termination meet the early retirement or normal retirement requirements of our Pension Plan.

EARLY RETIREMENT BENEFITS

As of February 29, 2016, Mr. Hill was eligible to retire with actuarially reduced benefits from the Pension Plan and the Benefit Restoration Plan because he is over age 55 and has at least ten years of service, and therefore has met the requirements for early retirement under our Pension Plan.

Nonqualified Deferred Compensation

The following table lists fiscal 2016 contributions to each named executive officer’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) accounts. The table also lists the aggregate earnings, withdrawals and distributions, and balances for each account.

Name	Plan Name	Executive Contributions in Last Fiscal Year (a)($)	Registrant Contributions in Last Fiscal Year (b)($)	Aggregate Earnings in Last Fiscal Year (c)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
Thomas J. Folliard	RRP	209,669	272,569	(131,551)	—	2,055,242
	EDCP	—	—	—	—	—
William D. Nash	RRP	46,149	41,526	(13,344)	—	262,691
	EDCP	180,409	10,437	(30,106)	—	469,978
Thomas W. Reedy	RRP	58,707	76,319	(36,469)	—	440,464
	EDCP	—	9,372	(17,962)	58,619	199,896
William C. Wood	RRP	58,707	76,319	(15,490)	—	545,254
	EDCP	—	—	(160)	—	1,844
Edwin J. Hill	RRP	26,559	34,526	(14,778)	—	269,599
	EDCP	181,184	16,484	(26,524)	—	305,078

(a)	These amounts represent payroll deductions and are therefore included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” on page 38.

(b)
Company contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 38 and were credited to each executive’s account after the close of the fiscal year.

(c)
We do not pay above-market interest or preferential dividends on investments in the RRP or the EDCP. Earnings are determined by the performance of the mutual funds or other investment vehicles selected by each executive.

(d)
For each of Messrs. Folliard, Nash, Reedy, Wood and Hill, the following amounts were reported as compensation to each person in the “Summary Compensation Table” in prior fiscal years, respectively: $1,166,246; $368,225; $513,157; $341,675; and $173,348.

RETIREMENT RESTORATION PLAN

Our executives are eligible to participate in the RRP. The RRP is a nonqualified defined contribution plan that supplements the Retirement Savings Plan we offer to all of our associates. The RRP allows individuals whose benefits under the Retirement Savings Plan are limited due to the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($265,000 for 2016) to continue to defer portions of their compensation for retirement savings. Eligible associates may defer up to 5% of their combined salary and annual incentive bonus. As we do in our broadly available Retirement Savings Plan, we provide RRP participants with matching contribution and an additional Company-funded contribution to those participants meeting certain age and service requirements. RRP accounts are paid in a single lump sum payment at separation from service, subject to the requirements of Section 409A of the Internal Revenue Code.

EXECUTIVE DEFERRED COMPENSATION PLAN

Our executives are also eligible to participate in the EDCP. The EDCP is an additional nonqualified deferred compensation plan that permits eligible associates to elect to defer portions of their compensation to save for retirement or other life events. Eligible associates may defer up to 75% of their salary and up to 90% of their annual incentive bonus. We do not match funds deferred through this plan. The EDCP merely provides a mechanism for eligible associates to defer the taxation of income and related investment gains until the compensation is actually received at a later date. We do, however, provide a restorative contribution designed to compensate associates for any loss of Company contributions under the Retirement Savings Plan and RRP due to a reduction in eligible compensation, as defined under those plans, resulting from deferrals into the EDCP. EDCP accounts are paid based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments or a partial lump sum followed by a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates.

All RRP and EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Potential Payments Upon Termination or Change-in-Control

As discussed on pages 34 and 35, we have agreed to provide payments or other benefits to our named executive officers under various scenarios related to a termination of employment. This section describes those payments and benefits and the events that trigger them. For ease of reference, this section uses an abbreviation for the term “Change-in-Control” (“CIC”).

Our payment obligations under each employment or severance agreement are contingent upon the NEO satisfying the following obligations:

▪	During his employment and for two years following his termination, the NEO must comply with the provisions of a covenant not to compete.

▪	During his employment and for two years following his termination, the NEO may not solicit or induce our associates to leave us or hire any of our associates.

▪
During his employment and at all times subsequent to the last day of his employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.

▪	The NEO must return our property and must execute an agreement releasing us from any claims.

TERMINATION SCENARIOS THAT CAN TRIGGER PAYMENTS AND BENEFITS

There are four categories of events related to a termination of employment that can trigger payments or other benefits under the agreements we have with our NEOs: (i) retirement; (ii) death and disability; (iii) involuntary termination; and (iv) voluntary termination. The following chart describes each category.

Category	Specific Event	Requirements
Retirement	Early Retirement
Termination due to early retirement occurs when an NEO voluntarily terminates his employment at a time when he is eligible for “early retirement” as this term is defined in our Pension Plan (generally, an NEO is eligible for early retirement after age 55 with at least ten years of service or after age 62 with at least seven years of service). The effective date of termination due to early retirement is the date set forth in a notice from the NEO to us, which must be given at least 90 days in advance. Mr. Hill is currently our only NEO eligible for early retirement.

Normal Retirement
Termination due to normal retirement occurs when an NEO voluntarily terminates his employment at a time when he is eligible for “normal retirement” as this term is defined in our Pension Plan (generally, an NEO is eligible for normal retirement after age 65 with at least five years of service). The effective date of termination is the date set forth in a notice from the NEO to us, which must be given at least 90 days in advance. None of our NEOs are currently eligible for normal retirement.

Death or Disability	Death	The effective date of termination is the date of death.
Disability
Termination due to disability occurs when we notify the NEO that we have decided to terminate him because he has a physical or mental illness that causes him: (i) to be considered “disabled” for the purpose of eligibility to receive benefits under our long-term disability plan if he is a participant; or (ii) if he does not participate in this plan, to be unable to substantially perform the duties of his position for a total of 180 days during any period of 12 consecutive months and a physician selected by us has furnished to us a certification that the return of the NEO to his normal duties is impossible or improbable. The effective date of termination is the date set forth in a notice from us to the NEO, which must be given to the NEO at least 30 days in advance.

Involuntary Termination	For Cause
Termination for cause occurs when we decide to terminate an NEO based on our good faith determination that one of certain events have occurred. These events generally consist of, or relate to, the NEO’s material breach of his severance agreement, the NEO’s willful failure to perform his duties or the NEO’s conviction of a felony or a crime involving dishonesty or moral turpitude. We will not owe any payments to an NEO as a result of a termination for cause. The effective date of termination is the date of the termination.

Without Cause
Termination by us without cause occurs when we terminate the NEO’s employment for any reason other than for cause, as described above, or for disability. The effective date of termination is the date of the notice from us to the NEO.

Voluntary Termination	With Good Reason
Termination by the NEO for good reason occurs when the NEO terminates his employment with us for one of the following events, which we do not cure: (i) a reduction in the NEO’s base salary (which was not part of an across-the-board reduction) or target bonus rate; (ii) a material reduction in the NEO’s duties or authority; (iii) a required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office; or (iv) our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the employment or severance agreement within 15 days after a merger, consolidation, sale or similar transaction. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination.

Without Good Reason
Termination by the NEO without good reason occurs when the NEO terminates his employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 45 days prior to the effective date of termination. We will not owe any payments to an NEO as a result of a termination without good reason.

The benefits paid in connection with each of these categories may change if the termination event occurs during the two years following a CIC or an asset sale. Each agreement defines a CIC as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of our Board following the transaction. Each agreement defines an asset sale as a sale of all or substantially all of CarMax’s assets in a single transaction or a series of related transactions.

TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table shows the estimated payments and benefits that we would provide to each NEO under various scenarios related to a termination of employment or a CIC. The table assumes that each termination event occurred on February 29, 2016. Accordingly, we made certain calculations using a common stock value of $46.26 per share, which was the closing market price on February 29, 2016, the last trading day of our fiscal year. The footnotes to the table explain how these amounts are calculated and how they are paid (that is, in a lump sum or over an extended period). The payments described below would be made by CarMax. Section 409A of the Internal Revenue Code imposes a six-month delay on payments related to a termination of employment in certain circumstances. Accordingly, the payment (or first payment) of any amount listed below may be delayed by six months.

The following table does not include amounts payable to each NEO under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan or Executive Deferred Compensation Plan, the details of which can be found in the sections titled “Pension Benefits in Fiscal 2016” on pages 43 and 44 and “Nonqualified Deferred Compensation” on pages 45 and 46. None of the termination events discussed below enhances any payments to be made under these plans.

TYPE OF TERMINATION EVENT
Name	Type of Payment		Term. Without Cause ($)	Resignation for Good Reason ($)	Early or Normal Retirement ($)	Death or Disability ($)	CIC Followed by Term. for Cause or Resignation Without Good Reason ($)	CIC Followed by Term. Without Cause or Resignation With Good Reason ($)
Thomas J. Folliard	Severance Payment(a)		8,944,326	8,944,326	—	—	—	—
	Annual Incentive Bonus(b)		1,276,557	—	—	1,882,827	—	1,882,827
	Long-Term Equity Award(c)		4,542,548	4,542,548	—	5,657,923	1,392,920	4,542,548
	Other Payments:	Good Reason(d)	—	1,882,827	—	—	—	—
		CIC(e)	—	—	—	—	—	13,371,768
	Other Benefits:	Health(f)	14,368	14,368	—	—	—	14,368
		Financial Services(g)	13,000	13,000	—	13,000	—	13,000
		Outplacement(h)	50,000	50,000	—	—	—	50,000
	TOTAL		14,840,799	15,447,069	—	7,553,750	1,392,920	19,874,511
William D. Nash	Severance Payment(a)		3,080,050	3,080,050	—	—	—	—
	Annual Incentive Bonus(b)		348,181	—	—	513,542	—	513,542
	Long-Term Equity Award(c)		1,410,175	1,410,175	—	1,719,470	469,789	1,410,175
	Other Payments:	Good Reason(d)	—	513,542	—	—	—	—
		CIC(e)	—	—	—	—	—	4,604,675
	Other Benefits:	Health(f)	14,368	14,368	—	—	—	14,368
		Financial Services(g)	13,000	13,000	—	13,000	—	13,000
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,890,774	5,056,135	—	2,246,012	469,789	6,580,760
Thomas W. Reedy	Severance Payment(a)		2,903,280	2,903,280	—	—	—	—
	Annual Incentive Bonus(b)		330,525	—	—	487,500	—	487,500
	Long-Term Equity Award(c)		1,410,175	1,410,175	—	1,719,470	469,789	1,410,175
	Other Payments:	Good Reason(d)	—	487,500	—	—	—	—
		CIC(e)	—	—	—	—	—	4,340,406
	Other Benefits:	Health(f)	14,368	14,368	—	—	—	14,368
		Financial Services(g)	13,000	13,000	—	13,000	—	13,000
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,696,348	4,853,323	—	2,219,970	469,789	6,290,449

TYPE OF TERMINATION EVENT
Name	Type of Payment		Term. Without Cause ($)	Resignation for Good Reason ($)	Early or Normal Retirement ($)	Death or Disability ($)	CIC Followed by Term. for Cause or Resignation Without Good Reason ($)	CIC Followed by Term. Without Cause or Resignation With Good Reason ($)
William C. Wood	Severance Payment(a)		2,903,280	2,903,280	—	—	—	—
	Annual Incentive Bonus(b)		330,525	—	—	487,500	—	487,500
	Long-Term Equity Award(c)		1,410,175	1,410,175	—	1,719,470	469,789	1,410,175
	Other Payments:	Good Reason(d)	—	487,500	—	—	—	—
		CIC(e)	—	—	—	—	—	4,340,406
	Other Benefits:	Health(f)	14,382	14,382	—	—	—	14,382
		Financial Services(g)	13,000	13,000	—	13,000	—	13,000
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		4,696,362	4,853,337	—	2,219,970	469,789	6,290,463
Edwin J. Hill	Severance Payment(a)		1,966,362	1,966,362	—	—	—	—
	Annual Incentive Bonus(b)		179,745	—	179,745	265,111	—	265,111
	Long-Term Equity Award(c)		1,116,082	1,116,082	1,346,087	1,346,087	362,966	1,116,082
	Other Payments:	Good Reason(d)	—	265,111	—	—	—	—
		CIC(e)	—	—	—	—	—	2,939,709
	Other Benefits:	Health(f)	14,382	14,382	—	—	—	14,382
		Financial Services(g)	13,000	13,000	13,000	13,000	—	13,000
		Outplacement(h)	25,000	25,000	—	—	—	25,000
	TOTAL		3,314,571	3,399,937	1,538,832	1,624,198	362,966	4,373,284

(a)
We calculate severance payments using the following formula: 2 x (Base Salary + (Last Annual Bonus as determined by the Compensation and Personnel Committee)). This amount is paid in equal monthly installments over the 24-month period following the date of termination. As of February 29, 2016, the last annual bonus as determined by the Compensation and Personnel Committee for each of the NEOs was the fiscal 2015 bonus, which is set forth for the NEOs in the “Summary Compensation Table” on page 38.

(b)
The Annual Incentive Bonus is the bonus paid pursuant to our Bonus Plan. In a termination scenario, this bonus is calculated in two different ways depending on the nature of the termination. If an NEO is terminated without cause or retires, we pay a pro rata actual bonus, which is the pro rata share of the NEO’s annual bonus based on actual performance for the fiscal year in which the termination occurs. The pro rata actual bonus is paid to the NEO in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 29, 2016, our fiscal year end, the pro rata actual bonus is equal to the NEO’s actual bonus for fiscal 2016. In contrast, if an NEO is terminated without cause—or leaves the Company for good reason—following a CIC, or if the NEO dies or becomes disabled, we pay a pro rata target bonus. The pro rata target bonus is the pro rata share of the NEO’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The pro rata target bonus is paid to the NEO in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 29, 2016, our fiscal year end, the pro rata target bonus is equal to the NEO’s target bonus amount.

(c)
Following certain termination events, all or a portion of the equity awards made to the NEO during the course of his employment will vest and become exercisable in accordance with the terms and conditions of our Stock Incentive Plan and the individual award agreement. For additional information regarding each NEO’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2016 Year End” table on pages 41 and 42. The value of the vested but unexercised portion of each option has not been included in the amounts reported above because their receipt is not accelerated by termination events. For long-term equity awards issued before fiscal 2015, fifty percent of unvested options and unvested MSUs vest immediately upon a CIC. The remaining fifty percent vest on the first anniversary of the CIC. For long-term equity awards issued in fiscal 2015 and 2016, this modified single-trigger feature was replaced with a double-trigger feature under which a change-in-control no longer triggers accelerated vesting of our long-term equity awards.

(d)
The Good Reason Payment is a one-time payment made to the NEO following his termination for Good Reason. It is equal to the NEO’s base salary multiplied by a certain percentage, which percentage is generally the same as the NEO’s target bonus percentage. The Good Reason Payment is paid in a lump sum cash payment within ten days after the date of termination.

(e)
The Change-in-Control Payment is equal to 2.99 times the NEO’s final compensation, which consists of the sum of the NEO’s base salary at the date of termination and the higher of the annual bonus paid or earned but not yet paid to the NEO for the two most recently completed fiscal years. As of February 29, 2016, the higher annual bonus for each NEO was the fiscal 2015 annual bonus. The Change-in-Control Payment will be paid to the NEO in equal monthly installments over the 24-month period following the date of termination, unless the payment is related to an Internal Revenue Code Section 409A CIC event, as that term is defined in each NEO’s agreement, in which case the Change-in-Control Payment will be paid in a lump sum cash payment on the forty-fifth day after the date of termination.

(f)
If the NEO elects to continue coverage under our health, dental or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the NEO will be responsible for remitting to us the appropriate COBRA premium. We will reimburse the NEO for a portion of the COBRA premium equal to the sum of: (i) the amount that we would have otherwise paid for the coverage if he had remained an active associate; and (ii) the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period. For purposes of the table on pages 48 and 49, we have assumed that each officer elected to continue his coverage on February 29, 2016, for the full 18-month period.

(g)
We provide a tax and financial planning benefit to our NEOs for the one-year period following retirement, termination without cause (including death, disability or a termination for good reason) and a CIC. The annual cost of this service is $13,000.

(h)
Outplacement services are available to each NEO in an amount not to exceed $50,000 for Mr. Folliard and $25,000 for the other NEOs. The table on pages 48 and 49 assumes that the maximum outplacement benefit is paid to each NEO.

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below. Mr. Folliard does not receive any compensation for serving as a director.

Director Compensation Program

The following table describes the components of our non-employee director compensation program for fiscal 2016. The Compensation and Personnel Committee periodically reviews this program and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program(a)
Annual Cash Retainer	$75,000
Annual Equity Retainer	$130,000(b)
Board Chair Fee	$100,000
Committee Chair Fee	$20,000 for the Audit Committee $15,000 for the Compensation and Personnel Committee $10,000 for the Nominating and Governance Committee
Audit Committee Fee	$5,000
Board Meeting Fee	None(c)
Committee Meeting Fee	$1,500 per in-person meeting and $750 per telephonic meeting

(a)
In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us. Each non-employee director whose term in office began before June 2014 is eligible for coverage under our health, dental and vision plans at the same rates at which coverage is offered to our associates. Non-employee directors may not use our plane for personal travel.

(b)
The annual equity retainer consists of restricted common stock vesting on the earlier of the one-year anniversary of the grant date and the date of the next annual shareholders meeting. The restricted common stock granted to our non-employee directors in fiscal 2016 will vest on June 25, 2016, the one-year anniversary of the grant date.

(c)
We do not pay directors a fee for attending a board meeting unless there are more than eight board meetings during a fiscal year. Generally, we do not hold more than eight board meetings during a fiscal year, but if there were more than eight meetings we would pay, for each additional meeting, directors fees of $1,500 per in-person meeting and $750 per telephonic meeting.

Our corporate governance guidelines include director stock ownership guidelines. These guidelines require non-employee directors to own common stock or other forms of equity with a value equivalent to five times the annual cash retainer within five years of joining the Board. Each of our non-employee directors met this guideline as of February 29, 2016.

Non-Employee Director Compensation in Fiscal 2016

The following table provides each element of non-employee director compensation for fiscal 2016.

Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b)(c) ($)	All Other Compensation(d) ($)	Total ($)
Ronald E. Blaylock	81,750	129,981	—	211,731
Alan B. Colberg(e)	36,333	32,475	—	68,808
Rakesh Gangwal	83,250	129,981	—	213,231
Jeffrey E. Garten	83,250	129,981	—	213,231

Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b)(c) ($)	All Other Compensation(d) ($)	Total ($)
Shira D. Goodman	81,750	129,981	—	211,731
W. Robert Grafton	107,166	129,981	—	237,147
Edgar H. Grubb	93,250	129,981	—	223,231
Marcella Shinder	84,583	129,981	—	214,564
Mitchell D. Steenrod	98,667	129,981	10,000	238,648
Thomas G. Stemberg(f)	63,750	129,981	—	193,731
William R. Tiefel	190,083	129,981	10,000	330,064

(a)	Represents the cash compensation earned in fiscal 2016 for Board, Committee, and Board and Committee chairman service.

(b)
Represents the aggregate grant date fair value of the stock awards made in fiscal 2016 as determined in accordance with ASC Topic 718. In June 2015, we granted 1,907 shares of restricted common stock to each non-employee director then in office. We granted Mr. Colberg 629 shares of restricted common stock on April 12, 2016 as prorated compensation for his service as a director from October 21, 2015 through the end of fiscal 2016.

(c)
The following table provides information on the number of shares of restricted common stock and the aggregate option awards held by each of our non-employee directors as of February 29, 2016. All options held by our non-employee directors were fully vested as of February 29, 2016.

Name	Restricted Common Stock (#)	Outstanding Option Awards (#)
Ronald E. Blaylock	1,907	—
Alan B. Colberg	—	—
Rakesh Gangwal	1,907	11,388
Jeffrey E. Garten	1,907	2,870
Shira D. Goodman	1,907	24,785
W. Robert Grafton	1,907	17,175
Edgar H. Grubb	1,907	24,785
Marcella Shinder	1,907	—
Mitchell D. Steenrod	1,907	11,388
Thomas G. Stemberg	—	17,175
William R. Tiefel	1,907	11,388

(d)	Represents matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is broadly available to all CarMax associates).

(e)	Mr. Colberg was elected to the Board on October 21, 2015.

(f)	Mr. Stemberg served as a director until his passing on October 23, 2015.

PROPOSAL FOUR: APPROVAL OF AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

The Company’s shareholders are being asked to approve amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 5,000,000 shares, (b) establish an annual limit on the total value of cash fees and equity compensation each non-employee director may receive, (c) extend the termination date of the Stock Incentive Plan from June 25, 2022 to June 28, 2026, and (d) otherwise approve the Stock Incentive Plan with these amendments. Both the Compensation and Personnel Committee (the “Committee”) and the Board have adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments

The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the Stock Incentive Plan in order to allow the Company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies on equity incentives in the form of stock options, restricted stock awards and units, performance compensation awards, common stock and other stock-based awards. The Committee believes that these equity incentives are necessary for the Company to maintain a competitive equity compensation program.

The second proposed amendment provides that awards granted to a non-employee director under the Stock Incentive Plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director, shall not exceed $1.0 million in total value for any fiscal year.

The third proposed amendment extends the termination date of the Stock Incentive Plan from June 25, 2022 to June 28, 2026. This extension will permit the Committee to continue to utilize equity-based compensation as part of our competitive compensation program.

On April 12, 2016, the Company granted its annual equity awards to employees. Immediately following the grant, 4,256,869 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan. Information about the awards granted on April 12, including the number of appreciation awards outstanding, the weighted average exercise price of outstanding appreciation awards, the weighted average term of outstanding appreciation awards, and the number of full value awards outstanding, can be found in the section titled “Additional Information Regarding Outstanding Equity Awards” on page 60.

A copy of the Stock Incentive Plan as proposed is attached to this proxy statement as Appendix A (the “Revised Stock Incentive Plan”). The following is a summary of the principal features of the Revised Stock Incentive Plan. The summary does not purport to be a complete description of all the provisions of the Revised Stock Incentive Plan and is qualified in its entirety by reference to the Revised Stock Incentive Plan.

General

Upon adoption by shareholders at the annual meeting, the Revised Stock Incentive Plan will authorize 54,200,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive

Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

Equity Plan Share Reservation

Shares (Millions)
Total shares authorized to date under the Stock Incentive Plan	49.2
Total shares awarded from Stock Incentive Plan through February 29, 2016	48.1
Shares added back to share reserve from Stock Incentive Plan through February 29, 2016 due to cancellations and forfeitures of awards, or in satisfaction of exercise price or tax withholding obligations	5.6
Shares available to be granted as of February 29, 2016	6.7
New shares to be reserved for issuance under the Stock Incentive Plan under this amendment	5.0
Total shares authorized under Stock Incentive Plan if amendment is approved	54.2

The Company grants equity and equity-based awards, including cash-settled Restricted Stock Units, to more than 20% of all our employees annually. In fiscal year 2016, we granted equity and equity-based awards, including cash-settled Restricted Stock Units, covering 2.0 million shares under the Stock Incentive Plan, of which awards for 568,327 shares, or 28.1%, were granted to our named executive officers; awards for 19,070 shares, or 0.9%, were granted to our non-employee directors; and awards for 1.4 million shares, or 71.0%, were granted to our broad-based employee population.

Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the year. The potential dilution from the 5,000,000 share increase requested to be approved by stockholders is 3.38%, based on the total common shares outstanding as of February 29, 2016. The average annual dilution over the last three fiscal years was 0.91%.

We manage our long-term dilution goal by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate over the last three fiscal years has averaged 0.92%. For this purpose, (i) we are calculating both dilution and burn rate based upon total common shares outstanding at the end of the year, to align more closely with industry practice and (ii) the award of cash-settled Restricted Stock Units has not been included in the dilution or burn rate calculations because these awards are settled in cash and have no dilutive effect.

An additional metric that we use to measure the cumulative impact of the Revised Stock Incentive Plan is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 8.40%. If the Revised Stock Incentive Plan is approved, our overhang would increase to 10.07%.

Equity Compensation Plan Key Metrics

	Fiscal 2016 (%)	Fiscal 2015 (%)	Fiscal 2014 (%)
Percentage of Equity-Based Awards Granted to Named Executive Officers	28.1	27.7(a)	27.1
Dilution	0.81	1.08	0.82
Burn rate	0.82	1.12	0.83
Overhang	7.50	8.02	9.67

(a)
Excludes the impact of options accelerated on the retirement of Angie Chattin, former Senior Vice President of CAF, in January 2015 due to an arrangement, approved by the Committee, between the Company and Ms. Chattin. If the impact of the acceleration of Ms. Chattin’s unvested outstanding stock options is included, named executive officers received 35.7% of the equity-based awards that were granted in fiscal 2015.

The potential dilution from the requested share increase, the burn rate, and our overhang all reflect the impact of our share repurchase program. We have repurchased a total of 40.7 million shares over the last three fiscal years. Without this reduction in total common shares outstanding, our annual dilution would have averaged 0.81%, our burn rate would have averaged 0.83% and our overhang would have averaged 7.59% over the last three fiscal years.

Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

No more than 3,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. Under the Revised Incentive Plan, if approved by shareholders, no non-employee directors may receive awards under the Revised Stock Incentive Plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director, with a total value in excess of $1.0 million for any fiscal year.

Administration and Term

The Committee will continue to administer the Revised Stock Incentive Plan. The Committee shall have the power and complete discretion to administer the Revised Stock Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, performance compensation award or Company common stock; whether stock appreciation rights will be attached to options; and the number of shares or units to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock or restricted stock units under the Revised Stock Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award.

The Committee has delegated limited authority to the Company’s CEO and CFO to grant equity awards to the Company’s non-executive officer employees. The Committee delegated this authority in order to permit the CEO and CFO to award limited equity grants without the specific action of the Committee. Pursuant to this delegation, the CEO and CFO have the discretion to make total awards of no more than 75,000 units or shares of the Company’s common stock between regularly scheduled Committee meetings.

The Revised Stock Incentive Plan will terminate on June 28, 2026, unless the Board terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the Revised Stock Incentive Plan.

Eligibility

All present and future employees and non-employee directors of the Company are eligible to receive incentive awards under the Revised Stock Incentive Plan. As described above, employees and non-employee directors participate in the Revised Stock Incentive Plan on the basis of determinations made by the Committee or the CEO and CFO, as applicable. As of February 29, 2016, there were 22,429 employees and 10 non-employee directors of the Company.

Awards Issued under the Stock Incentive Plan as of February 29, 2016

The Stock Incentive Plan currently authorizes the issuance of up to 49,200,000 shares of Company common stock in connection with incentive awards. As of February 29, 2016, the Company had made incentive awards amounting to 48,156,277 shares of common stock that had been reserved for issuance under the Stock Incentive Plan and 5,619,991 shares of common stock had been returned to the Stock Incentive Plan due to cancellations and forfeitures of awards, or in satisfaction of exercise price or tax withholding obligations. As a result, 6,663,714 shares of common stock remained available for incentive awards under the Stock Incentive Plan as of that date. This amount includes shares that have been forfeited or otherwise terminated without issuance of shares.

NEW PLAN BENEFITS

As of February 29, 2016, the total number of shares of common stock underlying outstanding options under the Stock Incentive Plan was 7,161,502. The outstanding options have exercise prices ranging from $11.43 to $73.76, and the aggregate intrinsic value of these options that were in the money on February 29, 2016 was $46.6 million. The outstanding options generally vest ratably over a four year period. The benefits that will be awarded or paid under the Revised Incentive Plan cannot currently be determined. Incentive awards granted under the Revised Incentive Plan are within the discretion of the Committee or the CEO and CFO, as applicable, and none of the Committee, the CEO or the CFO have determined future awards or who might receive them. On February 29, 2016, the closing price for a share of the Company’s common stock was $46.26.

EXISTING PLAN BENEFITS

As of February 29, 2016, the following table sets forth information relating to all incentive awards made under the Stock Incentive Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group. No incentive awards have been made under the Stock Incentive Plan to (i) nominees for election as a director other than the current non-employee directors; (ii) associates of directors, executive officers or nominees; or (iii) other persons who have or are to receive 5% of such incentive awards.

Name and Position	Number of Options	Number of Performance Stock Units	Number of Restricted Stock Units	Shares of Restricted Stock
Thomas J. Folliard Chief Executive Officer	3,154,729	24,111	158,530	—
William D. Nash President	747,796	6,686	45,791	—
Thomas W. Reedy Executive VP and Chief Financial Officer	823,552	6,686	47,170	—
William C. Wood Executive VP and Chief Operating Officer	799,796	6,686	45,791	—
Edwin J. Hill Executive VP, Strategy and Business Transformation	707,999	4,972	39,681	—
All current executive officers as a group	7,304,060	66,446	407,371	15,000
All current non-employee directors	—	—	—	37,483
All employees as a group (excluding executive officers)	34,358,657	—	5,984,002	3,445,860

Stock Options

Options granted under the Revised Stock Incentive Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the grant. The Committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of the Committee. The maximum term of any option granted under the plan is ten years. To date, all options awards made pursuant to the Revised Stock Incentive Plan have been nonstatutory options.

Stock Appreciation Rights

The Committee may award stock appreciation rights under the Revised Stock Incentive Plan either with or without related options, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the stock appreciation right was awarded. The Committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in the Company’s common stock or in cash, or in any combination of the two, as the Committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the Committee. To date, awards of stock appreciation rights have only been made in tandem with option awards and are exercisable solely upon a change-in-control.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units issued pursuant to the Revised Stock Incentive Plan are subject to the following general restrictions: (i) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the Revised Stock Incentive Plan and (ii) if a holder of restricted stock or restricted stock units ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The Committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse; provided that, except in limited circumstances, the period of restriction must be at least one year from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of the occurrence of a change-in-control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement.

Restricted stock units may be settled by the Company in the form of shares of Company common stock, cash, or a fixed combination of both, as determined by the Committee.

Performance Compensation Awards

At the time of grant, the Committee may designate any incentive award (other than stock options and stock appreciation rights) as a performance compensation award in order to qualify the award as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). For incentive awards designated as performance compensation awards, the Committee shall determine, among other items, the performance goals and performance period applicable to the awards. The Committee may develop applicable performance goals using the following measurements: pretax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with U.S. generally accepted accounting principles, where applicable.

After the end of the performance period, the Committee will certify in writing the level of performance goal that was attained for the performance period. The maximum performance award for a participant for a calendar year is 3,000,000 shares of Company stock.

Approval of the Revised Stock Incentive Plan shall constitute approval of the list of performance goals available as performance compensation award goals under Section 162(m).

Change-in-Control

The Committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change in control of CarMax, or upon the occurrence of one or more events subsequent to a change-in-control, notwithstanding other conditions on exercisability in the option. A change of control will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.

Transferability of Incentive Awards

No options or stock appreciation rights granted under the Revised Stock Incentive Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Restricted stock units are not transferable by means of sale, assignment, exchange, pledge or otherwise. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

Repricing Prior Awards

Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other incentive awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Revised Stock Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

INCENTIVE STOCK OPTIONS

A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

NONQUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts.

RESTRICTED STOCK

Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Section 83(b)”), as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

RESTRICTED STOCK UNITS

A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the units are paid, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the units on that date.

COMPANY COMMON STOCK

A participant generally is required to recognize income on the date of grant of Company common stock in the amount of the fair market value of the stock received.

GAIN OR LOSS ON SALE OR EXCHANGE OF SHARES

In general, gain or loss from the sale or exchange of shares granted under the Revised Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

DEDUCTIBILITY BY CARMAX

CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock or restricted stock unit, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

PERFORMANCE-BASED COMPENSATION

Subject to certain exceptions, Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Revised Stock Incentive Plan has been designed to allow the Committee to grant stock options, stock appreciation rights and performance compensation awards that are intended to qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

MODIFICATION OF REVISED STOCK INCENTIVE PLAN

The CarMax board of directors may amend, alter, or terminate the Revised Stock Incentive Plan as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Revised Stock Incentive Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the Revised Stock Incentive Plan or (iii) materially modify the requirements of eligibility for participation in the Revised Stock Incentive Plan. Incentive awards granted under the Revised Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Additional Information Regarding Outstanding Equity Awards

On April 12, 2016, the Company granted its annual equity awards to employees. The awards included approximately 2,135,127 shares issued as stock options and 19,998 shares issued as restricted stock. Also included were approximately 251,720 shares issued as stock-settled performance stock unit awards and restricted stock unit awards which, following the settlement of these units on their third anniversary (and assuming no forfeitures), will result in the payment to the pool of participants of between 0 and 503,440 shares of Company common stock.

Immediately following the Company’s grant of its annual equity awards to Company employees, 4,256,869 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan; this amount included shares that have been forfeited or otherwise terminated without issuance of shares. As of April 12, 2016, the total number of shares of common stock underlying outstanding options, restricted stock, stock-settled performance stock units and stock-settled restricted stock units under the Stock Incentive Plan was 9,217,041, 37,161, 149,478, and 711,275, respectively. Accordingly, the total number of shares of common stock underlying full value awards was 897,914 on that date.

As of April 12, 2016, 74,408 shares of common stock remain available for issuance as incentive awards under the Company’s Non-Employee Directors Stock Incentive Plan; this amount includes shares that have been forfeited or otherwise terminated without issuance of shares. As of April 12, 2016, the total number of shares of common stock underlying outstanding options under the Directors Plan was 141,573. No shares of restricted stock have been awarded under the Directors Plan.

As of April 12, 2016, the total number of shares of common stock underlying outstanding options for both the Stock Incentive Plan and the Directors Plan was 9,358,614. For such options, the weighted average exercise price was $46.54 and the weighted average remaining contractual life was 4.76 years. The number of common shares outstanding was 193,595,976.

Equity Compensation Plan Information

The following table provides information as of February 29, 2016, with respect to our three equity-based compensation plans under which shares of our common stock have been authorized for issuance: (i) our Stock Incentive Plan; (ii) our Non-Employee Directors Stock Incentive Plan; and (iii) our Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	7,161,502	45.05	6,663,714(a)
Non-Employee Directors Stock Incentive Plan	160,044	27.59	74,408(a)
Employee Stock Purchase Plan	—	—	3,363,688(b)
Equity compensation plans not approved by security holders	—	—	–
Total	7,321,546	44.67	10,101,810
(a)   The remaining common stock available for future issuance under the Stock Incentive Plan may be issued as options, common stock, restricted stock, restricted stock units, performance compensation awards, or SARs. The remaining common stock available for future issuance under the Non-Employee Directors Stock Incentive Plan may be issued as options, common stock, restricted stock, restricted stock units, or SARs.
(b)   The ESPP authorizes the issuance of 8,000,000 shares of common stock. As of February 29, 2016, 4,636,312 shares have been purchased on the open market and 3,363,688 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year are eligible to participate. Executive officers may not participate in the ESPP. A participating associate may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the associate’s contribution. An eligible associate may change, cease or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

Vote Required

In order to be adopted, the Revised Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s common stock. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Broker shares that are not voted on this proposal are not considered votes cast.

If our shareholders do not approve the Revised Stock Incentive Plan, we estimate that our remaining share reserve will not be sufficient to permit us to make annual grants after 2017.

The board of directors recommends that the shareholders vote FOR Proposal Four.

PROPOSAL FIVE: SHAREHOLDER PROPOSAL FOR A REPORT ON POLITICAL CONTRIBUTIONS

In accordance with SEC regulations, the shareholder proposal and supporting statement presented below were submitted by a shareholder and are quoted verbatim. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.

The International Brotherhood of Teamsters General Fund, located at 25 Louisiana Avenue, NW, Washington, DC 20001, has advised CarMax that it intends to present the following shareholder proposal at the annual meeting. The proponent owns 80 shares of CarMax common stock.

Shareholder Proposal

RESOLVED, that the shareholders of CarMax Inc., (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to: (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and,

b.	The title(s) of the person(s) in the Company responsible for decisionmaking.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of CarMax, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as, direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

CarMax contributed at least $833,618 in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their Company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including: Microsoft, Yum! Brands, and Time Warner that support political disclosure and accountability, and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets.

We urge your support FOR this critical governance reform.

The Board’s Statement in Opposition

The CarMax Board has carefully considered the foregoing shareholder proposal and concluded that it is not in the best interests of CarMax or its shareholders and recommends that shareholders vote against the proposal. Our reasons are described below.

CarMax is committed to adhering to the highest ethical standards when engaging in any political activities

Reflecting this commitment, the Nominating and Governance Committee, approved the CarMax Corporate Political Contribution Policy (“Political Contribution Policy”), a formal written policy setting forth our policies and procedures on political contributions and political activity. The policy is available under the “Corporate Governance” link on our website at investors.carmax.com. In accordance with this policy, CarMax makes decisions regarding corporate political contributions and political activity based on many factors, including, but not limited to: a candidate’s support for maintaining a competitive business environment; a candidate’s support for issues important to CarMax; and a candidate’s service in leadership or on key committees, as well as his or her potential for leadership or committee service. Contribution decisions are not based on the personal preferences of senior management or directors. Senior management annually approves the CarMax political contribution budget and all corporate political contributions over $1,000 must be specifically approved by CarMax’s General Counsel. The General Counsel receives quarterly reports of all other contributions and CarMax’s Government Affairs activities are reported to the Nominating and Governance Committee annually.

Responsible participation in the political process, including through legal political contributions, is important for CarMax’s business

CarMax is in a highly regulated industry, and the Company’s operations are significantly affected by the actions of elected officials. It is important that CarMax responsibly participate in industry trade associations and the electoral and legislative process in order to protect our customers and your interests as shareholders.

CarMax’s corporate political contributions are financially insignificant and adequate information already is available

While our corporate political contributions serve an important corporate purpose, such contributions represent only a small fraction of our total annual expenses (less than 0.002% in fiscal 2016). In addition, those contributions are made to state political candidates in accordance with state law and our Political Contribution Policy and are required to be disclosed either by the recipient or the donor in accordance with applicable laws.

Further, U.S. federal law currently prohibits companies from making corporate contributions or providing anything of value to any political candidate, campaign committee or other organization in connection with any federal election; thus, we do not make such contributions. CarMax could choose to operate a Political Action Committee (“PAC”), which could direct contributions to candidates for federal office, national party committees, or candidates in states where only PAC contributions are permitted. Nevertheless, CarMax chooses not to operate a PAC.

Moreover, although permitted to do so by federal law, CarMax has a long-standing practice against, and our Political Contribution Policy prohibits, using corporate resources for the direct funding of independent political expenditures expressly advocating for or against candidates in elections for public office.

The Board believes that additional disclosure is not necessary to provide shareholders visibility into our limited political contributions and, thus, spending further corporate funds to generate the report requested by the shareholder proposal would not be a productive use of corporate resources.

CarMax’s trade association memberships serve multiple objectives

CarMax participates in various trade associations to keep abreast of business and technical issues as well as emerging standards within the automotive retail industry. We do not join trade associations to advance political purposes, and our membership in a particular trade association does not represent our agreement with all of the association’s positions or views. Thus, disclosure of our association dues would not provide our shareholders with a greater understanding of our business strategies, initiatives or values. Because our payments to trade associations do not necessarily reflect our views on every action a trade association may take and because we support trade associations for reasons unrelated to any of their political activities, we do not believe reporting our trade association dues would provide meaningful information to investors.

Given the policies and procedures set forth in the CarMax Corporate Political Contribution Policy and the purposeful, yet limited, nature of CarMax’s political contributions and expenditures, about which adequate information already is publicly available, the Board believes that adoption of the shareholder proposal is both unnecessary and not in the best interests of shareholders.

The Board recommends a vote AGAINST Proposal Five.

CARMAX SHARE OWNERSHIP
Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of March 31, 2016, by:

▪	Our CEO and the other named executive officers.

▪	Each director or nominee for director.

▪	All of our directors and executive officers as a group.
Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Shares that May Be Acquired Within 60 Days after March 31, 2016	Shares of CarMax Common Stock Beneficially Owned as of March 31, 2016(b)	Percent of Class
Thomas J. Folliard(a)	750,281	1,286,971	*
William D. Nash	258,012	293,108	*
Thomas W. Reedy	258,012	308,704	*
William C. Wood	169,665	213,604	*
Edwin J. Hill	265,066	266,618	*
Directors/Director Nominees
Ronald E. Blaylock	—	15,599	*
Alan B. Colberg	—	—	*
Rakesh Gangwal	11,388	70,406	*
Jeffrey E. Garten	2,870	27,912	*
Shira Goodman	24,785	36,095	*
W. Robert Grafton	17,175	49,293	*
Edgar H. Grubb	24,785	52,583	*
Marcella Shinder	—	1,907	*
Mitchell D. Steenrod	11,388	23,906	*
William R. Tiefel	11,388	193,831	*
All directors and executive officers as a group (19 persons)	2,208,043	3,287,770	1.70%
* Represents beneficial ownership of less than one percent of the 193,829,168 shares of CarMax common stock outstanding on March 31, 2016.

(a)	Mr. Folliard is also a director of CarMax.

(b)
Includes (i) shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after March 31, 2016, (ii) shares of CarMax common stock that will be acquired upon the April 15, 2016 settlement of the MSUs granted to each officer on April 15, 2013, and (iii) shares of restricted common stock over which non-employee directors had voting (but not dispositive) power as of March 31, 2016. Each of the MSUs has been converted to shares of CarMax common stock based upon the applicable conversion formula and our assumption that the average closing price of our stock during the final 40 trading days of the MSU’s three-year vesting period was equal to the closing price of our stock on March 31, 2016 (which was $51.10).

Share Ownership of Certain Beneficial Owners

The following table includes, as of March 31, 2016, information about shareholders that reported to the SEC that they beneficially owned more than 5% of our common stock. We are not aware of any other owners of more than 5% of our common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
T. Rowe Price Associates, Inc.(a) 100 E. Pratt Street Baltimore, MD 21202	28,350,854	14.63%
The Vanguard Group, Inc.(b) 100 Vanguard Boulevard Malvern, PA 19355	17,094,317	8.82%
PRIMECAP Management Company(c) 225 South Lake Avenue, #400 Pasadena, CA 91101	13,613,527	7.02%
BlackRock, Inc.(d) 55 East 52nd Street New York, NY 10055	11,174,412	5.77%
(a)   Information concerning the CarMax common stock beneficially owned as of December 31, 2015, was obtained from a Schedule 13G/A filed February 11, 2016. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has the sole power to vote 9,377,426 shares and the sole power to dispose of 28,350,854 shares of CarMax common stock.
(b)   Information concerning the CarMax common stock beneficially owned as of December 31, 2015, was obtained from a Schedule 13G/A filed February 10, 2016. According to the Schedule 13G/A, The Vanguard Group, Inc. has the sole power to vote 376,318 shares, the sole power to dispose of 16,686,853 shares, the shared power to vote 21,300 shares and the shared power to dispose of 407,464 shares of CarMax common stock.
(c)   Information concerning the CarMax common stock beneficially owned as of December 31, 2015, was obtained from a Schedule 13G/A filed February 12, 2016. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 5,003,007 shares and the sole power to dispose of 13,613,527 shares of CarMax common stock.
(d)   Information concerning the CarMax common stock beneficially owned as of December 31, 2015, was obtained from a Schedule 13G filed February 10, 2016. According to the Schedule 13G/A, Blackrock, Inc. has the sole power to vote 9,458,511 shares and the sole power to dispose of 11,174,412 shares of CarMax common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report any transactions in our common stock to the SEC and to share those reports with us. As a matter of practice, we assist our executive officers and directors in preparing and filing these reports. Based solely on a review of these reports or written representations that no other reports were required, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with applicable filing requirements during fiscal 2016.

GENERAL INFORMATION

Voting Information
Shareholders Entitled to Vote
If you owned CarMax common stock at the close of business on April 22, 2016, you can vote at the annual meeting. Each share of common stock is entitled to one vote.

To conduct the annual meeting, a majority of our outstanding shares of common stock as of April 22, 2016, must be present in person or by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists. There were 193,479,200 shares of CarMax common stock outstanding on April 22, 2016.

How to Vote (Record Owners)
Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

●     By Internet. You may vote online by accessing www.carmaxproxy.com and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

●     By Telephone. If you are located in the U.S., you may vote by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions. If you are located outside the U.S., call 1-718-921-8500. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

●     In Person. You may vote in person at the annual meeting by requesting a ballot from the inspector of election at the meeting.

Participants in our ESPP may vote in any of the ways listed above.

How to Vote (Beneficial Owners)
If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

●     By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

●     By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

●     In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain this legal proxy.

Deadline for Voting
For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Monday, June 27, 2016.

For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Thursday, June 23, 2016.

Changing Your Vote	You may revoke your proxy at any time before it is exercised by submitting a subsequent vote using any of the methods described above.
Effect of Not Voting
Shareholders of Record. If you are a shareholder of record and you:

 ●     Do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote them in person.

 ●     Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name or Participants in the ESPP. If you are a beneficial owner of shares held in street name or a participant in the ESPP and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards
Proposals One (election of directors), Two (ratification of KPMG), Three (advisory vote on executive compensation), Four (approval of amended and restated stock incentive plan) and Five (shareholder proposal for a report on political contributions) must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposals One, Two, Three and Five. Abstentions, but not broker non-votes, will be counted in determining the number of votes cast on Proposal Four.

Routine and Non-Routine Proposals
Routine Proposals. Proposal Two (ratification of KPMG) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors), Three (advisory vote on executive compensation), Four (approval of amended and restated stock incentive plan) and Five (shareholder proposal for a report on political contributions ) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	Representatives from American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as inspector of election at the annual meeting.

Proxy Information
Electronic Access to Proxy Materials and Annual Report
We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about May 6, 2016, we will mail the Notice to our shareholders. This Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

●     View our proxy materials for the annual meeting on the internet.

●     Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Proxy Solicitation
CarMax pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and, after the initial solicitation, some of our associates or agents may contact shareholders by telephone, by email or in person. We have retained Georgeson, Inc. to solicit proxies for a fee of $7,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.

Annual Meeting Information
Attendance at the Annual Meeting
The annual meeting is open to all holders of CarMax common stock as of April 22, 2016. Shareholders who plan to attend the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. If you are a beneficial shareholder, you must bring a copy of a brokerage statement indicating ownership of CarMax shares as of April 22, 2016. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation from your bank or broker. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

Other Matters
We are not aware of any matters that may come before the annual meeting other than the five proposals disclosed in this proxy statement. If other matters do come before the annual meeting, the named proxies will vote in accordance with their best judgment.

Next Year’s Meeting	We plan to hold our 2017 annual meeting on or about June 26, 2017.

Shareholder Proposal Information
Advance Notice of Director Nominations, Shareholder Proposals and Other Items of Business
Director Nominations.

● Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in Sections 2.3 and 2.3A of our bylaws. Notice of proxy access director nominees must be received no earlier than December 7, 2016, and no later than January 6, 2017.

● Director nominations that a shareholder intends to present at the 2017 annual meeting, but does not intend to have included in CarMax’s proxy materials, must be received no earlier than December 7, 2016, and no later than January 6, 2017. The notice must satisfy the requirements set forth in Section 2.3 of our bylaws.

Shareholder Proposals and Other Items of Business. A shareholder proposal will be acted upon at the 2017 annual meeting only if it is included in our proxy statement or submitted under Section 1.3 of our Bylaws.

To be considered for inclusion in our 2017 proxy statement, a shareholder proposal must be received by our Corporate Secretary no later than January 6, 2017, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

To bring a matter for consideration before the 2017 annual meeting that is not included in the 2017 proxy statement, you must notify our Corporate Secretary no earlier than the close of business on December 7, 2016, and no later than the close of business on January 6, 2017, and must comply with Section 1.3 of our Bylaws.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

APPENDIX A - AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

CARMAX, INC.
2002 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED JUNE 28, 2016)

1.    Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by (a) attracting and retaining key employees of the Company through the use of stock incentives and (b) encouraging ownership in the Company by members of the Company’s Board of Directors. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ and directors’ interests with those of the Company’s shareholders.

2.    Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)
“Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)	“Board” means the Board of Directors of the Company.

(d)
“Change of Control” means the occurrence of either of the following events: (i) any individual, entity or group (as defined in Section 13(d)(3) of the Act) becomes, or obtains the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)	“Committee” means the committee appointed by the Board as described under Section 15.

(g)	“Company” means CarMax, Inc., a Virginia corporation.

(h)
“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)	“Company Stock Award” means an award of Company stock made without any restrictions.

(j)	“Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(k)
“Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Incentive Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(l)
“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Company Stock on the exchange on which it generally has the greatest trading volume.

(m)	“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Restricted Award or Performance Compensation Award under the Plan.

(n)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o)
“Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions set forth in Section 6(b) with respect to such Restricted Stock Unit have lapsed or been removed pursuant to Section 6(g) or Section 6(h).

(p)
“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 10(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(q)
“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(s)	“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(t)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(u)	“Participant” means any employee or director who receives an Incentive Award under the Plan.

(v)	“Performance Compensation Award” means any Incentive Award designated by the Committee as a Performance Compensation Award pursuant to Section 10 of the Plan.

(w)
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and shall be limited to the following: pre-tax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and adjusted to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for Incentive Awards under the Plan and cumulative effects of changes in accounting principles. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(x)
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(y)
“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code.

(z)
“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(aa)	“Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.

(ab)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(ac)
“Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(ad)
“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(ae)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(af)
“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(ag)
“Substitute Awards” means Incentive Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ah)
“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.    General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Restricted Awards and Performance Compensation Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

4.    Number of Shares of Company Stock.

(a)    Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 54,200,000 shares of Company Stock, which shall be authorized, but unissued shares.

(b)    Subject to Section 14 of the Plan, no more than 3,000,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year.

(c)    Subject to Section 14 of the Plan, in any fiscal year, no non-employee director may receive Incentive Awards granted under the Plan that, when taken together with cash fees and awards granted under any other Company equity plan to such non-employee director, exceed $1,000,000 in total value (calculating the value of any such awards based on the grant date Fair Market Value of such awards and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

(d)    Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.

(e)    For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award tendered by a Participant (either by actual delivery or attestation) or retained by the Company in payment of the exercise price of an Option or SAR, or Applicable Withholding Taxes.

(f)    Incentive Awards shall reduce the number of shares of Company Stock available for Incentive Awards under the Plan only to the extent such Incentive Awards are paid in shares of Company Stock, as opposed to payment in cash or other consideration.

(g)    Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Sections 4(b) or 4(c). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5.    Eligibility.

(a)    All present and future employees and directors of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and discretion, as provided in Section 15, to select which employees and directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares or units to be allocated to each Participant as part of each Incentive Award.

(b)    The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.    Company Stock Awards and Restricted Awards.

(a)    Whenever the Committee deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b)    Whenever the Committee deems it appropriate to grant a Restricted Award, notice shall be given to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions to which the Restricted Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(c)    A Restricted Award issued pursuant to the Plan shall be subject to the following restrictions:

(i)    None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed or shall have been removed pursuant to paragraph (h) or (i) below.

(ii)    The restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant, except as provided under paragraph (h) or (i) in the case of Disability, retirement, death or a Change in Control.

(iii)    If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Awards, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (h) or (i) below, on the date such Participant shall cease to be so employed.

(iv)    The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and performance requirements for the vesting of awards.

(d)    Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e)    Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(f)    The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Restricted Stock Unit agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made. Shares of Company Stock issued as payment for a Restricted Stock Unit shall be valued at Fair Market Value on the Maturity Date subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(g)    A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Restricted Stock Unit agreement.

(h)    The Committee shall establish as to each Restricted Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(i)    Notwithstanding the forfeiture provisions of paragraph (c)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(j)    Each Participant shall agree at the time his Company Stock Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (c) above shall be issued to such Participant for Restricted Stock. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (c) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an award of Company Stock or Restricted Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. Applicable Withholding Taxes attributable to Restricted Stock Units may be withheld from the payment by the Company to the Participant for such Restricted Stock Units.

7.    Options.

(a)    Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, including any performance-based vesting conditions, as the Committee acting in its complete discretion deems consistent with the terms of the Plan. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b)    The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)    The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. No Nonstatutory Stock Option may be exercised after ten years from the Date of Grant.

(d)    Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)    No Incentive Stock Option may be exercised after the first to occur of:

(x)    Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

(y)    Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z)    One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii)    Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii)    An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)    The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

(f)    Notwithstanding the foregoing, an Option agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; any fractional share of Company Stock shall be settled in cash.

8.    Stock Appreciation Rights.

(a)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)    Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)    The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide that the value of the Company Stock shall be calculated based on the Fair Market Value of the Company Stock on the day of exercise.

(iv)    Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v)    A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form and may include performance-based vesting conditions, as the Committee deems appropriate. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)    Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)    The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9.    Method of Exercise of Options and Stock Appreciation Rights.

(a)    Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price and any Applicable Withholding Taxes or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)    Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d)    Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10.     Performance Compensation Awards
(a)    The Committee shall have the authority, at the time of grant of any Incentive Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Company Stock on the Grant Date), to designate such Incentive Award as a Performance Compensation Award in order to qualify such Incentive Award as “performance-based compensation” under Section 162(m) of the Code.
(b)    The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards for such Performance Period. However, the designation of Participant eligibility to receive an Incentive Award for a Performance Period shall not in any manner entitle the Participant to receive payment for any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment for any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 10. Designation of Participant eligibility to receive an Incentive Award for a particular Performance

Period shall not require designation of Participant eligibility to receive an Incentive Award in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Incentive Award shall not require designation of any other person as a Participant eligible to receive an Incentive Award in such period or in any other period.
(c)    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10(c) and record the same in writing.
(d)    Payment of Performance Compensation Awards
(i)     Condition to Receipt of Payment. Unless otherwise provided in the applicable award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment related to a Performance Compensation Award for such Performance Period.
(ii)    Limitation. A Participant shall be eligible to receive payment related to a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.
(iii)    Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 10(d)(iv) hereof, if and when it deems appropriate.
(iv)    Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole discretion, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment related to a Performance Compensation Award for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 10(d)(vi) of the Plan.
(v)    Timing of Award Payments. Unless otherwise provided in an award agreement or pursuant to an irrevocable deferral election made in compliance with Code Section 409A, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 10 but in no event later than the fifteenth day of the third month following the last day of the applicable Performance Period.
(vi)     Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a single calendar year is subject to the limits in Sections 4(b) and 4(c).

11.    Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12.    Effective Date of the Plan. This Plan became effective as of October 1, 2002, and was previously amended and restated effective as of June 23, 2009 and as of June 25, 2012. The Plan is further amended and restated effective as of June 28, 2016.

13.    Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 28, 2026. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code Sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14.    Change in Capital Structure.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as may be permitted in applicable Treasury Regulations. If the adjustment would produce fractional shares with respect to any Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)    If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, subject to any applicable requirements under Code Section 409A.

(c)    Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15.    Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (f) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)    The Committee shall have the power and complete discretion to determine (i) which eligible employees and directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time, upon the achievement of a performance-based vesting condition, and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Awards, (xiv) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xv) whether an Incentive Award shall be deemed to be a Performance Compensation Award; (xvi) the Performance Criteria that will be used to establish Performance Goals; (xvii) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)    The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)    A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)    The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)     To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Participants who are not Officers to be recipients of Incentive Awards, and (ii) determine the number of shares of Company Stock or units to be subject to such Incentive Awards granted to such Participants; provided, however, that the Committee’s delegation of this authority shall specify the total number of shares of Company Stock or units subject to such delegation, and that, in no event, shall such Officer grant an Incentive Award to himself or herself. All other terms and conditions of any Incentive Award made pursuant to this delegation of authority shall be determined by the Committee.

(f)    All members of the Committee must be “outside directors” as described in Code Section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(g)    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Incentive Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Incentive Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

16.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)    If to the Company - at its principal business address to the attention of the Secretary;

(b)    If to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

18.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19.    Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code Section 162(m).

20.    Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Incentive Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Incentive Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Incentive Awards shall be interpreted, operated and administered in a manner consistent with these intentions.

21.     Compliance with Code Section 162(m). To the extent the Committee issues any Incentive Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Incentive Award.

22.    Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

IN WITNESS HEREOF, this instrument has been executed as of the 28th day of June, 2016.

CARMAX, INC.

By: __________________________
Thomas W. Reedy
Executive Vice President &
Chief Financial Officer

CARMAX, INC.
12800 Tuckahoe Creek Parkway
Richmond, Virginia 23238
(804) 747-0422

www.carmax.com

ANNUAL MEETING OF SHAREHOLDERS OF

CARMAX, INC.

June 28, 2016, at 1:00 p.m. ET

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have this proxy card available when you access the web page.
COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call.

Vote online/phone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail this proxy card in the envelope provided as soon as possible.

ACCOUNT NUMBER

CONTROL NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of 2016 Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K are available at - www.carmaxproxy.com
âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS;
“FOR” PROPOSAL 2; “FOR” PROPOSAL 3; “FOR” PROPOSAL 4; AND “AGAINST” PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors for a one-year term expiring at the 2017 Annual Shareholders’ Meeting:					Marcella Shinder	☐	☐	☐

		FOR	AGAINST	ABSTAIN		Mitchell D. Steenrod	☐	☐	☐

	Ronald E. Blaylock	☐	☐	☐		William R. Tiefel	☐	☐	☐

	Alan B. Colberg	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐

	Thomas J. Folliard	☐	☐	☐	3.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐

	Rakesh Gangwal	☐	☐	☐	4.	To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.	☐	☐	☐

	Jeffrey E. Garten	☐	☐	☐	5.	To vote on a shareholder proposal for a report on political contributions, if properly presented at the meeting.	☐	☐	☐

	Shira Goodman	☐	☐	☐	6.	To transact any other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

	W. Robert Grafton	☐	☐	☐

	Edgar H. Grubb	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; and AGAINST Proposal 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

CARMAX, INC.

Proxy for Annual Meeting of Shareholders on June 28, 2016

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Control Number shown on your proxy card.

The undersigned hereby appoints Tom Reedy and Eric Margolin (the “named proxies”), and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of CarMax, Inc. Common Stock, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of CarMax, Inc., to be held at 1:00 p.m. ET June 28, 2016, at the Hilton Richmond Hotel, Short Pump, 12042 West Broad Street, Richmond, Virginia 23233, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side.)